                                                                       EXHIBIT 4
                                                                       ---------

                           SCIENTIFIC-ATLANTA, INC.
                              VOLUNTARY EMPLOYEE
                          RETIREMENT AND INVESTMENT
                                     PLAN


           (As Amended And Restated Effective As Of August 25, 1994
                          Except As Otherwise Noted)


                 Includes All Amendments Through May 15, 1998

                           SCIENTIFIC-ATLANTA, INC.
               VOLUNTARY EMPLOYEE RETIREMENT AND INVESTMENT PLAN


     THIS AMENDMENT AND RESTATEMENT made and entered into as of the 25th day of August, 1994 by SCIENTIFIC-ATLANTA, INC., a Georgia corporation (the "Company");

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company adopted effective as of January 1, 1986 a qualified plan under Section 401(a) of the Internal Revenue Code, which plan combines a profit sharing plan that includes a Section 401(k) feature and a stock bonus plan which qualifies as an employee stock ownership plan as defined in Section 4975(e)(7), for the exclusive benefit of its eligible employees and their beneficiaries and the eligible employees and beneficiaries of employers adopting the plan with the approval of the Company, such plan to be known as the Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan (the "Plan");

     WHEREAS, effective as of January 1, 1993, the Company amended the Plan to permit participants to direct the transfer of their vested interest in the Plan upon a distribution event to another qualified plan or individual retirement account;

     WHEREAS, effective as of July 1, 1993, the Company designated Fidelity Management Trust Company ("Trustee") as the new Trustee of the Plan pursuant to a separate Trust Agreement;

     WHEREAS, the Company amended and restated the Plan effective as of October 1, 1993 to increase the investment options offered under the Plan, permit Participants to change their Plan investments and deferral rates more frequently and increase the Company's matching contributions to the Plan;

     WHEREAS, the Company amended the Plan effective as of August 25, 1994 to conform with the compensation limits provided in section 401(a)(17) of the Internal Revenue Code; and to make other minor changes to the definition of Employee, Eligible Employee requirements, hardship withdrawal requirements and the Plan amendment provisions; and

     WHEREAS, Internal Revenue Service rules require that the Plan be entirely restated in order to qualify for a determination letter.

     NOW, THEREFORE, the Company and other adopting corporations hereby adopt the following restatement of the Plan:

                                   ARTICLE I
                                   ---------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                Page
                                                                                                ----
ARTICLE I       TABLE OF CONTENTS..........................................................      I-1

ARTICLE II      DEFINITIONS AND CONSTRUCTION...............................................     II-1

ARTICLE III     ELIGIBILITY, PARTICIPATION AND SERVICE.....................................    III-1

     3.1        Eligible Employees.........................................................    III-1
     3.2        Participation..............................................................    III-1
     3.3        Service....................................................................    III-2
     3.4        Re-employment of an Employee...............................................    III-2
     3.5        Military Service...........................................................    III-4
     3.6        Maternity of Paternity Leave...............................................    III-4
     3.7        Transfers of Employment Among Employers....................................    III-4
     3.8        Inactive Account Status....................................................    III-5

ARTICLE IV      PAY TRANSFERS AND CONTRIBUTIONS............................................     IV-1

     4.1        Pay Transfers..............................................................     IV-1
     4.2        Limitation on Pay Transfers................................................     IV-2
     4.3        Employer Contributions.....................................................     IV-5
     4.4        Employee  Voluntary After-tax Contributions................................    IV-11
     4.5        Fund for Exclusive Benefit of Participants.................................    IV-11
     4.6        Employee Rollover Contributions............................................    IV-12

ARTICLE V       INTEREST OF PARTICIPANTS ..................................................      V-1

     5.1        Accounts of Participants...................................................      V-1
     5.2        Investment of Participant Accounts.........................................      V-1
     5.3        Determination of Account Value: Allocation of Expenses to Accounts;
                Dividends on Company Stock.................................................      V-4
     5.4        Disposition of Forfeitures.................................................      V-5
     5.5        Maximum Allocations........................................................      V-6
     5.6        Excess Allocations.........................................................      V-7
     5.7        Voting Rights..............................................................      V-8
     5.8        Tender or Exchange Offer for Company Stock.................................     V-10
     5.9        Appraisal of Company Stock.................................................     V-12
     5.10       Diversification of Investments.............................................     V-12

ARTICLE VI      DISTRIBUTIONS TO PARTICIPANTS..............................................     VI-1

      6.1       Normal Retirement..........................................................     VI-1
      6.2       Postponed Retirement.......................................................     VI-1
      6.3       Death Benefits.............................................................     VI-1
      6.4       Disability.................................................................     VI-2
      6.5       Termination of Employment..................................................     VI-2
      6.6       Hardship Withdrawals.......................................................     VI-3
      6.7       Withdrawals Upon Attainment of Age 59-1/2..................................     VI-4
      6.8       Form and Manner of Distributions...........................................     VI-5
      6.9       Restrictions on Participants' Right to Dispose of Company Stock
                Which Is Not Readily Tradable; Company's and Plan's Right of
                First Refusal..............................................................     VI-6
     6.10       Participant's Right to Put Company Stock Which is Not Readily Tradable
                Company and the Plan to the ...............................................     VI-7
     6.11       Securities Laws Restrictions on Resales....................................     VI-8
     6.12       Present Value of Payments..................................................     VI-9
     6.13       Errors in Participant's Accounts...........................................     VI-9
     6.14       Commencement of Payments...................................................     VI-9
     6.15       Payment of Benefits of Disabled or Incapacitated Person....................     VI-9
     6.16       No Other Benefits or Withdrawals...........................................     VI-9
     6.17       Maintenance of Vested Interest Prior to Payout.............................     VI-9
     6.18       Availability of Loans to Participants......................................    VI-10
     6.19       Terms and Conditions of Loans to Participants..............................    VI-10

ARTICLE VII     DESIGNATION OF A BENEFICIARY...............................................    VII-1

ARTICLE VIII    ADMINISTRATION.............................................................   VIII-1

     8.1        Allocation of Responsibility Among Fiduciaries for Plan
                and Trust Administration...................................................   VIII-1
     8.2        Administration.............................................................   VIII-1
     8.3        Claims Procedure...........................................................   VIII-2
     8.4        Records and Reports........................................................   VIII-2
     8.5        Other Administrative Powers and Duties.....................................   VIII-2
     8.6        Rules and Decisions........................................................   VIII-3
     8.7        Procedures.................................................................   VIII-3
     8.8        Authorization of Benefit Distributions.....................................   VIII-3
     8.9        Application and Forms for Distributions....................................   VIII-4
     8.10       Indemnity..................................................................   VIII-4
     8.11       Discharge of Duties........................................................   VIII-4
     8.12       Prohibited Transactions....................................................   VIII-4

ARTICLE IX    AMENDMENT OF THE PLAN........................................................     IX-1

ARTICLE X     TERMINATION OF THE PLAN......................................................      X-1

ARTICLE XI    MISCELLANEOUS................................................................     XI-1

     11.1     Participants' Rights; Acquittance............................................     XI-1
     11.2     Spendthrift Clause...........................................................     XI-1
     11.3     Participation of Adopting Employer and Its Employees.........................     XI-2
     11.4     Successor to the Company.....................................................     XI-3
     11.5     Transfer of Plan Assets......................................................     XI-3
     11.6     Delegation of Authority by the Company.......................................     XI-3
     11.7     Construction of Agreement....................................................     XI-3
     11.8     Headings.....................................................................     XI-3

ARTICLE XII   TOP-HEAVY PLAN PROVISIONS....................................................    XII-1

     12.1     Application..................................................................    XII-1
     12.2     Definitions..................................................................    XII-1
     12.3     Allocation of Minimum Contribution...........................................    XII-2
     12.4     Vesting......................................................................    XII-3

ARTICLE XIII  CHANGE IN CONTROL OF THE COMPANY.............................................   XIII-1

     13.1     Termination or Amendment.....................................................   XIII-1
     13.2     Transfer of Accounts, Merger or Consolidation................................   XIII-1
     13.3     Discretionary Employer Contributions.........................................   XIII-1
     13.4     Termination of Employment....................................................   XIII-1
     13.5     Article XIII Amendment.......................................................   XIII-2
     13.6     Successors...................................................................   XIII-2
     13.7     Severability.................................................................   XIII-2
     13.8     Contrary Provisions..........................................................   XIII-2
     13.9     Change in Control............................................................   XIII-2
     13.10    Termination for Cause........................................................   XIII-4

ARTICLE XIV   SIGNATURE....................................................................    XIV-1

                                  ARTICLE II
                                  ----------

                         DEFINITIONS AND CONSTRUCTION
                         ----------------------------


     Where the following words and phrases appear in this Plan they shall have the meaning set forth below, unless a different meaning is plainly required by the context:

     2.1  Annual Compensation - For purposes of allocating an Employer's
          -------------------
discretionary contributions (if any) under Sections 4.3(b) and 4.3(d), Annual Compensation shall mean a Participant's compensation for the Plan Year as reported on IRS Form W-2 under Reg. 1.415-2(d)(11)(i), increased by all elective contributions made by the Employer on behalf of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. For purposes of determining the amount of compensation a Participant may elect to contribute to the Plan as a Pay Transfer, compensation shall mean the Participant's wages, salary, overtime pay, commissions and bonuses of all kinds and shall include compensation received under a severance agreement between the Employer and the Participant and all elective contributions made by the Employer on behalf of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. Notwithstanding the foregoing, the Employer may elect to use any method of determining Annual Compensation for any other purpose under the Plan, provided that such method is permissible under the Code and regulations issued thereunder. For Plan Years beginning after December 31, 1988, Annual Compensation shall not exceed the following amounts:

                                               Maximum
          Plan Year                          Base Salary
          ---------                          -----------

          1989                                $   200,000
          1990                                    209,200
          1991                                    222,220
          1992                                    228,860
          1993                                    235,840
          1994                                    150,000
          1995 and later                          150,000,  as adjusted for
                                                  increases in the cost-of-
                                                  living in accordance with
                                                  Code Section 401(a)(17)(B).

     In determining the Annual Compensation of a Participant for purposes of applying the above limitations, any amounts required to be reported on IRS Form W-2 on account of such Participant's exercise of one or more stock options issued under any stock option plan sponsored by the Employer shall be deemed to be compensation on the last day of the Plan Year during which such exercise occurs or, if earlier, the last day of such Participant's employment with the Employer.

     2.2  Authorized Leave of Absence - Any absence authorized by an Employer
          ---------------------------
under the Employer's standard personnel practices, provided that the Participant returns within the period specified in the Authorized Leave of Absence (or retires). An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to Employment with the Employer within the period during which his right to reemployment is preserved by law.

     2.3  Beneficiary - Any person or persons (natural or otherwise) designated
          -----------
by a Participant on a form supplied by the Plan Administrator in accordance with
Article VII hereof to receive benefits payable in the event of the death of the Participant, or in the absence of any such designated person, the person or entity determined to be a Beneficiary under Article VII hereof.

     2.4  Board - The Board of Directors of Scientific-Atlanta, Inc.
          -----

     2.5  Break in Service - A Plan Year or other computation period of twelve
          ----------------
(12) consecutive months in which the Employee completes no more than five hundred (500) Hours of Service.

     2.6  Calendar Quarter - The four three-month periods into which the Plan
          ----------------
Year is divided for various purposes under the Plan, namely January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31 of each Plan Year.

     2.7  Code - The Internal Revenue Code of 1986, as amended from time to
          ----
time, and the regulations thereunder.

     2.8  Company - Scientific - Atlanta, Inc., a corporation organized and
          -------
existing under the laws of the State of Georgia, or its successor or successors.

     2.9  Company Stock - The common stock of Scientific Atlanta, Inc., par
          -------------
value Fifty Cents ($0.50) per share, and any securities substituted for such stock by way of recapitalization, reorganization, merger or consolidation. The ESOP Portion of the Plan shall not hold or invest in any Employer securities unless such securities are (i) common stock which is readily tradable on an established market, or (ii) if there is no such readily tradable common stock, then common stock having a combination of voting power and divided rights equal to or in excess of that class of common stock having the greatest voting power and that class of common stock having the greatest dividend rights. The Plan may hold preferred stock which is convertible at any time at a reasonable price into common stock having the characteristics described above. The preferred stock must be noncallable, except callable preferred stock may be used if a reasonable opportunity for conversion is provided after the call.

     2.10 Effective Date - The date upon which this amendment and restatement of
          --------------
the Plan is effective, October 1, 1993, except as otherwise noted. The original effective date of the Plan is January 1, 1986.

     2.11 Employee - Any person who renders services to an Employer as a common
          --------
law employee or officer (i.e., a person whose wages from the Employer are
                         ----
subject to federal income tax withholding) or who is on an Authorized Leave of Absence. For purposes of this Plan, the term Employee shall also include any person eligible for periodic severance payments. To the extent required by Code
Section 414(n), a Leased Employee shall be treated as an Employee, but shall not be eligible to participate in this Plan. To the extent required by Code Section 414(o), individuals who are not otherwise Employees shall be treated as Employees, but shall not be eligible to participate in this Plan.

     2.12 Employer - The Company and any subsidiary or affiliate of the Company
          --------
which is authorized by the Company to participate herein and which adopts the Plan for the exclusive benefit of its Employees, in accordance with any conditions required by the Company.

     2.13 Employment - Service as an Employee of the Employer and any other
          ----------
employer which is a member of a controlled group of corporations that includes the Employer within the meaning of Section 414(b) of the Code, or related employers under common control within the meaning of Section 414(c) of the Code, or related employers which constitute an affiliated service group under Section 414(m) of the Code, or employers related through the leasing of employees under section 414(n) of the Code.

     2.14 ERISA - Public Law 93-406, the Employee Retirement Income Security Act
          -----
of 1974, as amended from time to time, and the regulations thereunder.

     2.15 ESOP Discretionary Account - The account maintained for a Participant
          --------------------------
to record discretionary amounts contributed by the Employer to the ESOP Portion of the Plan under Section 4.3(d) and adjustments related thereto.

     2.16 ESOP Matching Account - The account maintained for a Participant to
          ---------------------
record amounts contributed by the Employer to the ESOP Portion of the Plan under
Section 4.3(c) and adjustments related thereto. A Participant's ESOP Matching Account shall at all times be fully vested.

     2.17 ESOP Portion - The portion of the Plan under which the Employer's
          ------------
contributions (if any) under Sections 4.3(c) and (d) are made and which is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code.

     2.18 Excess Aggregate Contributions - With respect to any Plan Year, the
          ------------------------------
aggregate amount of matching contributions made by the  Employer under Section
4.3 (and any Pay Transfers made on behalf of Highly Compensated Employees for the relevant Plan Year and taken into account at the election of the Employer in determining the contribution percentage for purposes of Section 4.3(g)), to the extent such amount exceeds the maximum permissible amount of such contributions under the limitations of Section 4.3(g).

     2.19 Excess Contributions - With respect to any Plan Year, the aggregate
          --------------------
Employer contributions paid to the Plan as a Pay Transfer (or any other contributions taken into account for purposes of Section 4.2 of the Plan) on behalf of a Highly Compensated Employee for such Plan Year, to the extent such aggregate contributions exceed the maximum such contribution permitted for such Highly Compensated Employee for such Highly Compensated Employee for such Plan Year under the limitations of Section 4.2.

     2.20 Fiduciaries - The Named Fiduciaries (as defined in ERISA), who shall
          -----------
be the Company, the Plan Administrator, the Trustee, the investment committee (if appointed) and other parties designated as Fiduciaries by such Named Fiduciaries in accordance with the powers herein provided, but only with respect to the specific responsibilities of each in connection with the Plan and Trust. Each Participant shall also be a Named Fiduciary with respect to directing the Trustee as to the voting and tendering of shares of Company Stock held by the Plan that are allocated to the Participant's accounts, and with respect to any direction to the Trustee as to the voting and tendering of shares of Company stock held by the Plan that are not allocated to Participant accounts.

     2.21 Forfeiture - The portion of a Participant's Profit Sharing
          ----------
Discretionary Account and ESOP Discretionary Account not vested at the time of the termination of his Employment and which shall be handled in accordance with
Section 5.4.

     2.22 Highly Compensated Employee -
          ---------------------------

     (a)  General Definition - Any employee who is a "5-percent owner," as
          ------------------
          determined under section 416(i)(1)(B) of the Code, any time during the Plan Year or the preceding Plan Year, or received more than $80,000 (as adjusted pursuant to section 414(q)(1) of the Code) in Compensation from the Employer in the preceding Plan Year.

     (b)  Compensation - Compensation for purposes of this Section of the Plan,
          ------------
          means an individual's compensation as determined under Code Section 415(c)(3), increased by elective nontaxable compensation under a cafeteria plan (under Section 125 of the Code), and elective contributions to a cash or deferred arrangement (under Section 401(k) of the Code).

     (c)  Non-Highly Compensated Employee - An Employee who is not a Highly
          -------------------------------
          Compensated Employee shall be a Non-Highly Compensated Employee.

     2.23 Hour of Service - Each Employee will be credited with an Hour of
          ---------------
          Service for:

     (a) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or Authorized Leave of Absence; provided, however, that under this paragraph (b):

          (1) Subject to Section 3.4, no more than five hundred (500) Hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties.

          (2) No hours shall be credited if such payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable worker's compensation, unemployment insurance or disability insurance laws, and

          (3) No hours shall be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

          (4) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than to the period in which the award, agreement or payment is made. The same Hours of Service shall not be credited under paragraphs (1) or (2), as the case may be, and this paragraph (4). Crediting of hours for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations of that paragraph.

          (5) Hours of Service credited under the Plan shall be calculated and credited subject to the rules and restrictions set forth in Department of Labor Regulations Section 2530.200b-2(b), (c) and
               (f) which are incorporated herein by this reference.

          (6) The method of determining Hours of Service under the Plan shall be in accordance with Department of Labor Regulations Section 2530.200b-3 and shall be applied in a consistent and non-discriminatory manner to all Employees or classes of Employees.

          (7) For purposes of determining whether a Break in Service has occurred for participation and vesting purposes, Hours of Service shall also include hours for maternity or paternity absences in accordance with
               Section 3.6. During such absence, the Employee shall receive credit for Hours of Service equal to the number of hours that normally would have been credited during the absence, or, if unknown, then eight hours per day of absence, provided that the credit for Hours of Service on account of pregnancy or placement of a child with the Employee by adoption shall not exceeded five hundred one (501) Hours of Service for each absence. Hours of Service on account of pregnancy or adoption shall only be required to be credited if in the Plan Year in which the maternity or paternity absence begins, crediting of such hours is necessary to prevent a Break in Service in that Plan Year; otherwise, such hours shall be credited in the following Plan Year.

     2.24 Individual Medical Benefit Account - Any separate account under a
          ----------------------------------
defined benefit pension plan from which benefits described in Section 401(h) of the Code are payable solely to the relevant Participant, his spouse, or his dependents.

     2.25 Limitation Year - The twelve (12) month period commencing on January 1
          ---------------
and ending on December 31.

     2.26 Leased Employee - Any person who is not a common law employee and who
          ---------------
provides services to an Employer within the meaning of Code Section 414(n). The term Leased Employee shall not include any Leased Employees if (i) Leased Employees constitute less than 20 percent of the Employer's non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), and
(ii) such Leased Employees are covered by a plan described in Code section 414(n)(5).

     2.27 Normal Retirement Date and Normal Retirement Age -  The first day of
          ------------------------------------------------
the month in which the Participant attains age sixty-five (65) shall be the Participant's Normal Retirement Date. A Participant's right to his retirement benefit shall become nonforfeitable upon his attaining age sixty-five (65), which shall be the Normal Retirement Age.

     2.28 Participant - Any Employee who has qualified under the terms of the
          -----------
Plan for participation herein and who remains so qualified.

     2.29 Pay Transfer  -  The portion of a Participant's Annual Compensation
          ------------
deferred pursuant to the election described in Section 4.1 and contributed on his behalf to the Trust under the Profit Sharing Portion of the Plan. For tax purposes, including Section 414(h) of the Code, Pay Transfers shall be considered Employer contributions to the Plan.

     2.30 Plan - The Scientific - Atlanta, Inc. Voluntary Employee Retirement
          ----
and Investment Plan, as set forth herein and as it may be amended from time to time.

     2.31 Plan Administrator - The Company (or such person, persons or entity as
          ------------------
the Company shall appoint), which shall have the authority to administer the Plan as provided in Article VIII.

     2.32 Plan Year - The twelve (12) month period commencing on January 1 and
          ---------
ending on the next following December 31.

     2.33 Pre-tax Account - The account maintained for a Participant to record
          ---------------
Pay Transfer amounts deferred pursuant to the election described in Section 4.1, and adjustments related thereto. The Pre-tax Account shall be part of the Profit Sharing Portion of the Plan. A Participant's Pre-tax Account shall at all times be fully vested.

     2.34 Profits - The Employer's net income or profits for any single taxable
          -------
year of the Employer determined on the basis of its books of account, in accordance with sound accounting practices, without any deduction for taxes based upon income or for contributions made under this or any other retirement plan. The term "accumulated profits" means that part of the Employer's earned or retained surplus which represents accumulated earnings from regular operations, as determined on the basis of the Employer's books of account in accordance with sound accounting practices.

     2.35 Profit Sharing Discretionary Account - The account maintained for a
          ------------------------------------
Participant under the Profit Sharing Portion of the Plan to record discretionary amounts contributed by the Employer under Section 4.3(b) and adjustments related thereto.

     2.36 Profit Sharing Matching Account - The account maintained for a
          -------------------------------
Participant under the Profit Sharing Portion of the Plan to record amounts contributed by the Employer under Section 4.3(a) and adjustments related thereto. A Participant's Profit Sharing Matching Account shall at all times be fully vested.

     2.37 Profit Sharing Portion - The portion of the Plan under which the
          ----------------------
Participant's Pay Transfers under Section 4.1 and the Employer's contributions under Sections 4.3(a) and (b) are made, and which contains a Section 401(k) feature and is intended to qualify as a profit sharing plan under Section 401(a) of the Code.

     2.38 Rollover Account - The account maintained to record any rollover
          ----------------
contributions by the Participant or trust-to-trust transfers pursuant to Section
4.6 and adjustments relating thereto. A Participant's Rollover Account shall at all times be fully vested.

     2.39 Service - Subject to the Break in Service rules of Section 3.4, a
          -------
Participant's period of Employment with the Employer, and any corporation, sole proprietorship or partnership that is a member of a controlled group of corporations that includes the Employer, or is under common control, or is a member of an affiliated service group that includes the Employer, or are entities related through the leasing of Employees, as determined under Sections 414(b), (c), (m), and (n) of the Code.

     2.40 Trust (or Trust Fund) - The fund or funds established pursuant to the
          ---------------------
Trust Agreement to receive and to invest the amounts deferred by or contributed on behalf of the Participants under the Plan, and from which distributions will be made.

     2.41 Trust Agreement - The trust agreement entered into between the Company
          ---------------
and the Trustee.

     2.42 Trustee - Fidelity Management Trust Company. The term "Trustee" shall
          -------
also include any successor trustee(s) who is designated and accepts such designation as provided in the Trust Agreement.

     2.43 Valuation Date - The periodic and regularly scheduled date (or dates)
          --------------
for valuation of the individual investment funds of the Trust and the respective accounts of Participants. The Valuation Dates of all the investment funds referred to in Section 5.2 shall be the last business day of each Calendar Quarter (the "Quarterly Valuation Dates"). The particular Valuation Dates may be revised, from time to time, by mutual consent of the Company and the Trustee. The Annual Valuation Date shall be December 31 of each year.

     2.44 Vested Interest - That portion of the Participant's Pre-tax Account,
          ---------------
ESOP Discretionary Account, ESOP Matching Account, Profit Sharing Discretionary Account, Profit Sharing Matching Account and Rollover Account which under the terms hereof is nonforfeitable.

     2.45 Year of Service - The applicable twelve consecutive month period in
          ---------------
which an Employee completes at least one thousand (1,000) Hours of Service.

     2.46 Construction - The masculine gender, appearing in this Plan, shall be
          ------------
deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or Section.

                                  ARTICLE III
                                  -----------

                     ELIGIBILITY, PARTICIPATION AND SERVICE
                     --------------------------------------

     3.1  Eligible Employees - Except as further provided in this Section 3.1,
          ------------------
all Employees of Employers who adopt the Plan, including regular part-time Employees, shall be eligible to participate in the Plan. The following Employees of adopting Employers shall not be eligible to participate: (i) Employees who are classified by the Employer as casual or temporary employees (including Co-op Employees); (ii) any person rendering services to the Employer purportedly as (1) an independent contractor or (2) an employee of a company providing services to the Employer (even if the individual is determined to be a common law employee of the Employer entitled to credit for vesting or any other purposes under this Plan) before the date an Employer actually begins to withhold federal income taxes from his or her pay; (iii) Employees whose terms and conditions of Employment are governed by a collective bargaining agreement which does not provide for their participation in the Plan and with respect to whom retirement benefits were the subject of good faith bargaining; (iv) persons deemed to be Employees under Code Section 4.14(o); (v) Leased Employees; (vi) Employees of Scientific-Atlanta Canada, Inc. who perform substantially all of their services for the Employer outside the United States; and (vii) non-resident aliens within the meaning of Code Section 7701(b)(1)(B).

     3.2  Participation -
          -------------

     (a)  Requirements - (i) Pay Transfers - An eligible Employee under Section
          ------------       -------------
          3.1 who is at least age eighteen (18) shall be eligible to make Pay Transfers to the Plan as of the first payroll period following the date he/she submits an election form to the Plan Administrator in accordance with Section 3.2(c), or as soon as administratively practicable thereafter. If the eligible Employee is not at least age eighteen (18) on the date he/she is first credited with an Hour of Service, he/she shall be eligible to make Pay Transfers as of the first day of the first payroll period that begins coincident with or next following the date the Employee attains age eighteen (18). If the Participant does not elect to make Pay Transfers effective as of the first date he/she is eligible to make Pay Transfers, he/she may subsequently elect to make Pay Transfers effective as of the first day of the first payroll period following the date he/she submits an election form to the Plan Administrator in accordance with Section 3.2(c), or as soon as administratively practicable thereafter.

          (ii) Matching Contributions to Profit Sharing Portion and ESOP - An
               ---------------------------------------------------------
               Employee who makes Pay Transfers to the Plan shall be eligible to receive an Employer matching contribution as provided in Sections 4.3(a) and 4.3(c).

                                     III-1

          (iii)  Discretionary Contributions to Profit Sharing Portion and
                 ---------------------------------------------------------
                 ESOP Portion -
                 ------------
                 For purposes of the Employer's discretionary contributions, an Employee shall be eligible to receive an allocation of the Employer's discretionary contributions (if any) if he/she is eligible to make Pay Transfers and otherwise satisfies the requirements of Sections 4.3(b) and 4.3(d) to receive an allocation of the Employer's discretionary contributions for such Plan Year.

     (b)  Continued Eligibility to Participate - As long as a Participant is
          ------------------------------------
          actively employed in an eligible position under Section 3.1, he/she shall be eligible to make Pay Transfers. As long as the Participant makes Pay Transfers, he/she shall continue to be entitled to receive Employer matching contributions in accordance with Sections 4.3(a) and 4.3(c). A Participant's continued eligibility to receive Employer discretionary contributions shall be determined in accordance with Sections 4.3(b) and 4.3(d).

     (c)  Agreement to Participate in Pay Transfers - Any eligible Employee who
          -----------------------------------------
          meets the requirements for participation in the Plan under Section 3.2(a)(i) shall be required to submit to the Plan Administrator or Employer an election form designating a portion of his Annual Compensation to be contributed to the Plan and indicating the manner in which such amounts shall be invested. If the date such election form is submitted is later than the date he/she would otherwise become a Participant under this Section 3.2, then his participation in Pay Transfers shall commence on the date the election form is submitted or as soon thereafter as is administratively practicable.

     3.3  Service - A Participant's eligibility for benefits under the Plan and
          -------
his Vested Interest in the Plan shall be based on his Years of Service determined as follows:

     (a)  Service Prior to January 1, 1986 - With regard to an Employee who was
          --------------------------------
          actively employed by the Employer on January 1, 1986, his Years of Service prior to January 1, 1986 shall be counted as Service hereunder.

     (b)  Service From and After January 1 1986 - Subject to Section 3.4 and the
          -------------------------------------
          provisions which follow, a Participant shall be credited with a Year of Service for each Plan Year commencing on or after January 1, 1986 in which he/she has one thousand (1,000) or more Hours of Service, provided, however, that if the Participant has completed at least one
          --------  -------
          thousand (1,000) Hours of Service during the twelve (12) month period commencing on the date of his Employment and such period overlaps two Plan Years in neither of which the Employee completed at least one thousand (1,000) Hours of Service, he/she shall nevertheless be credited with a Year of Service for the Plan Year in which he/she becomes a Participant (or in which he/she becomes eligible for re-participation) in the Plan.

                                     III-2

     3.4  Re-employment of an Employee - (a) Participation -  A Participant
          ----------------------------       -------------
shall remain eligible to participate in the Plan until the earlier of: (i) the date he/she is no longer employed in an eligible position under Section 3.1, or
(ii) the date he/she incurs a Break in Service. If an Employee has a Break in Service and returns to employment in an eligible position under Section 3.1, he/she shall be immediately eligible to participate or re-participate as of the date he/she is again credited with an Hour of Service.

     (b)  Vesting -
          -------

          (i) In the case of an Employee who was not a Participant or a Participant who, at the time of a Break in Service, does not have any Vested Interest in his Profit Sharing Discretionary Account or ESOP Discretionary Account, his Years of Service prior to any period of consecutive one (1) year Breaks in Service shall not be taken into account upon his rehire for purposes of determining such Participant's Vested Interest in his Profit Sharing Discretionary Account or ESOP Discretionary Account after his Break in Service if the number of consecutive one (1) year Breaks in Service within such period equals or exceeds five (5) years. Such aggregate number of pre-break Years of Service shall be deemed for this purpose not to include any Years of Service not required to be taken into account hereunder by reason of any prior Break in Service.

          (ii) In the case of a Participant who, at the time of a Break in Service, had a Vested Interest in his Profit Sharing Discretionary Account or ESOP Discretionary Account or who has not had his Years of Service disregarded under subparagraph (i) immediately above, Years of Service prior to such Break in Service shall be reinstated upon reemployment for purposes of determining such Participant's Vested Interest in his Profit Sharing Discretionary Account or ESOP Discretionary Account for Plan Year beginning after the Plan Year of his Break in Service upon his completion of one Hour of Service.

     (c)  Pre-Break in Service Vesting - A Participant (whether or not he/she
          ----------------------------
          had a Vested Interest in his Profit Sharing Discretionary Account or his ESOP Discretionary Account) who returns to Employment with the Employer after a Break in Service shall have his Years of Service after the Break in Service counted to determine his Vested Interest in his Profit Sharing Discretionary Account or his ESOP Discretionary Account at the time he/she incurred a Break in Service if the number of consecutive years constituting the Break in Service does not exceed five (5) years at the time he/she is reemployed.

                                     III-3

     (d)  Computation Period - The Plan Year shall be the computation period for
          ------------------
          purposes of determining whether a Break in Service has occurred. The first Plan Year computation period for this purpose shall be, in the case of Employees who were eligible to participate on the original effective date of the Plan, January 1, 1986, the Plan Year commencing on said date, and shall be in the case of Employees who thereafter become eligible to participate, the Plan Year which includes the first date the Participant is eligible to participate in the Plan.

     3.5  Military Service - Notwithstanding any provision of this Plan to the
          ----------------
contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with 414(u) of the Internal Revenue Code.

     3.6  Maternity or Paternity Leave - In the case of an Employee who is
          ----------------------------
absent from Employment on account of (i) the Employee's pregnancy, (ii) the birth of a child of the Employee (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee or (iv) an absence due to the need for caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

     (a) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or

     (b) if the Hours of Service in (a) cannot be determined, then eight (8) Hours of Service for each day of such absence.

          Provided that, such Hours of Service credited under this Section 3.6
          -------------
          shall not exceed five hundred one (501) Hours of Service for each absence.

     The Hours of Service credited under this Section 3.6 shall be credited in the Plan Year the absence begins only if an Employee would be prevented from incurring a Break in Service in such Plan Year. In any other case, such hours shall be credited in the immediately following Plan Year. The Employee shall not be entitled to receive credit for maternity or paternity leave under this
Section 3.6 unless such Employee furnishes to the Plan Administrator within such reasonable time period as the Plan Administrator may establish evidence that the absence is on account of one of the four (4) reasons specified in the first paragraph of this Section 3.6 and evidence of the duration of such absence.

     3.7  Transfers of Employment Among Employers - Subject to Section 3.4, in
          ---------------------------------------
computing Service hereunder, the period of an Employee's Employment with any other member of a group of related employers which includes the Employer shall be counted for participation and vesting purposes, and a transfer of an Employee from the employ of one such member to the employ of another member shall not interrupt Employment. Related employers shall be

                                     III-4
determined under Sections 414(b), (c), (m) and (n) of the Code, to include members of a controlled group of corporations, trades or businesses under common control, members of an affiliated service group, and entities related through the leasing of employees. In the event any Participant during the course of any Plan Year is employed simultaneously by more than one such member that has adopted the Plan, he/she shall be entitled to make Pay Transfers and receive an allocation under Sections 3.3(b) and (d) by taking into account his aggregate Annual Compensation from such simultaneous members. Further, if the Employee was previously in a job classification which precludes such Employee from participation in the Plan, his Employment in such job classification from and after the Effective Date shall count as Service hereunder for eligibility and vesting purposes.

     3.8  Inactive Account Status - If a Participant is required to complete a
          -----------------------
Year of Service to receive an allocation under Section 4.3, in the event that any Participant (excluding an Employee whose Employment is terminated) completed more than five hundred (500) Hours of Service but less than one thousand (1,000) Hours of Service in any Plan Year of his participation, or if during a Plan Year a Participant has no more than five hundred (500) Hours of Service but is on an Authorized Leave of Absence which would prevent him/her from having a Break in Service, his accounts under Sections 4.3(b) and 4.3(d) shall be placed on inactive status. In such case, such Plan Year shall not be considered as a Year of Service for the purpose of determining the Participant's Vested Interest, and the Participant shall not share in the Employer's contribution for any such Plan Year under Sections 4.3(b) and 4.3(d), but he/she shall continue to receive income allocations in accordance with Section 5.3. In the event such Participant has one thousand (1,000) Hours of Service in a subsequent Plan Year, his accounts shall revert to active status for such Plan Year with full rights and privileges under this Plan restored. No portion of the amount credited to a Participant's accounts which has been placed in such inactive status shall be forfeited until such time as is provided in Section 5.4 hereof.

     3.9  Service of Employees of Certain Acquired Companies.
          --------------------------------------------------

     (a)  ATx Telecom Systems, Inc. Notwithstanding anything in this Article III
          -------------------------
          to the contrary, the period of service of any Employee described in this Section 3.9 shall be determined as follows:

          In the case of an Employee who was employed by ATx Telecom Systems, Inc. or any affiliate thereof (collectively, "ATx") on June 30, 1996 and became an Employee on July 1, 1996, his or her period of service shall include, for vesting purposes only, the number of years of vesting service such Employee had in the Amoco Employee Savings Plan as of June 30, 1996. An Employee described in this Section 3.9 shall be fully eligible to participate in the Plan on July 1, 1996, or, if later, as soon as administratively practicable thereafter.

                                     III-5

                                   ARTICLE IV
                                   ----------

                        PAY TRANSFERS AND CONTRIBUTIONS
                        -------------------------------

     4.1  Pay Transfers -
          -------------

     (a)  Pay Transfer Amount - Pursuant to the election described in subsection
          -------------------
          (b) below and the limitations in Section 4.2, each Participant may defer in any Plan Year up to fifteen percent (15%) of his Annual Compensation in one-half percent (1/2%) increments, in accordance with such rules and regulations as may be established by the Plan Administrator and subject to the limitations contained in Sections 4.2 and 5.5. In the event that a Participant elects to defer a portion of his Annual Compensation under this Plan, it will be designated for contribution by the Employer to the Trust, on behalf of the Participant, and for deposit in his Pre-tax Account. All amounts deposited to a Participant's Pre-tax Account shall at all times be fully vested.

     (b)  Election to Defer - The Plan Administrator shall establish such
          -----------------
          nondiscriminatory time requirements for the delivery of election forms to defer a portion of the Participant's Annual Compensation as it deems necessary for the proper administration of the Plan. An election to commence, increase or decrease the amount of deferral shall specify the amount of deferral desired in one half percent ( 1/2%) increments of Annual Compensation, subject to the limitation in subsection (a) above. Any election purporting to defer more than fifteen percent (15%) of Annual Compensation shall be treated as an election To defer fifteen percent (15%) of Annual Compensation. Such election shall continue in effect until the earlier of the date the Participant making the election ceases participation in the Plan, or the date an adjustment election described in subsection (c) becomes effective.

     (c)  Pay Transfer Adjustment - Subject to the provisions of subsection (d),
          -----------------------
          a Participant who has elected to defer a portion of his Annual Compensation for a Plan Year may elect once each payroll period to increase or reduce the amount of his Pay Transfers or terminate or reinstate his Pay Transfers by notifying the Plan Administrator or its designated agent of such change, in writing or verbally, as permitted under administrative guidelines adopted by the Plan Administrator. Such change shall be effective for the next complete payroll period for which it is administratively practicable to implement such change, provided such change shall not apply to any amount of Annual Compensation already earned by the Participant. Any such change which becomes effective pursuant to this subsection shall remain in effect until the earlier of the date the Participant making the election ceases participation in the Plan, or the date a subsequent adjustment election first becomes effective.

     (d)  Payroll Deductions - The contribution of Pay Transfers shall normally
          ------------------
          be accomplished through an automatic payroll deduction arrangement. However, the Plan Administrator may, in its discretion, allow such contributions to be made in a manner other than through regular payroll deductions if consistent with applicable law and regulations.

     4.2  Limitation on Pay Transfers -
          ---------------------------

     (a)  Limitation for Highly Compensated Employees - Notwithstanding anything
          -------------------------------------------
          herein to the contrary, in any Plan Year, the average percentage of Annual Compensation actually deferred by all eligible Highly Compensated Employees (the Highly Compensated Group) for such year shall not exceed the greater of (1) or (2) below:

          (1) The average percentage of Annual Compensation actually deferred by all eligible Non-Highly Compensated Employees (the Non-Highly Compensated Group) for the preceding Plan Year multiplied by 1.25, or

          (2) The average percentage of Annual Compensation actually deferred by the Non-Highly Compensated Group for the preceding Plan Year multiplied by 2.0, provided, however, that in this case the percentage of Annual Compensation actually deferred by the Highly Compensated Group shall not exceed the average percentage of Annual Compensation actually deferred by the Non-Highly Compensated Group for the preceding Plan Year by more than two percent (2%) or such lesser amount as the Secretary of the Treasury may prescribe to prevent the multiple use of this alternative limitation with respect to any Employee who is a member of the Highly Compensated Group.

     (b)  Deferral Percentage - For purposes of subsection (a) above, the
          -------------------
          percentage of Annual Compensation actually deferred by a specified group of Employees shall be the average of the ratios (calculated separately for each Employee in such group) of:

          (1) the amount of Pay Transfers actually paid to the Trust on behalf of each such Employee and deposited in his Pre-tax Account for such Plan Year, or preceding Plan Year for Non-Highly Compensated Employees, to

          (2) the Employee's Annual Compensation for such Plan Year, or preceding Plan Year for Non-Highly Compensated Employees.

               For purposes of the preceding sentence, the Annual Compensation of any Employee for a Plan Year shall be the amount of his compensation taken into account under the Plan in calculating the contribution which may be made on his behalf for such Plan Year, or preceding Plan Year for Non-Highly Compensated Employees. In computing the deferral percentages under this subsection (b), amounts contributed on behalf of Participant to his Pre-Tax Account and Profit Sharing Matching Account or any other contributions to the Profit Sharing Portion of this Plan or to any other defined contribution plan maintained by an Employer that is not an employee stock ownership plan may also be considered to the extent permitted under the Code and applicable regulations, which require that such contributions be fully vested at all times and subject to the distribution restrictions in Section 401(k) of the Code. Deferral percentage shall be calculated to the nearest one hundredth of one percent (1/100%).

     (c)  Adjustment of Pay Transfers - If during a Plan Year the Plan
          ---------------------------
          Administrator determines that there is a likelihood that the percentage of Annual Compensation actually deferred in such Plan Year by the Highly Compensated Group will exceed the limitation specified in subsection (a), then the Plan Administrator may reduce or restrict the deferrals of the Highly Compensated Group as provided in this subsection. The Plan Administrator may reduce or restrict the amount of deferrals by all Participants in the Highly Compensated Group deferring a portion of their Annual Compensation by such amount and beginning as of such pay period during the Plan Year as is deemed necessary to prevent the limitation in subsection (a) from being exceeded for the Plan Year. The Plan Administrator may terminate (in whole or in part) any restriction on deferrals under this subsection which is no longer necessary to prevent the limitation specified in subsection (a) from being exceeded for the Plan Year. Whenever necessary during the Plan Year, the Plan Administrator may institute further restrictions on deferrals, or reinstate restrictions on deferrals, to the extent required to prevent the limitation in subsection (a) from being exceeded.

     (d)  Distribution of Excess Contributions and Earnings - Notwithstanding
          -------------------------------------------------
          any reductions of deferrals that are made by the Plan Administrator pursuant to subsection (c) above, if the limitation in subsection (a) will be exceeded, then except as may be otherwise provided in this Section and notwithstanding any other provision of the Plan, any Excess Contributions for such Plan Year (and net any earnings allocable thereto) shall be distributed to the Highly Compensated Employees not later than two and one-half (2 1/2) months following the Plan Year with respect to which such Excess Contributions were made. Alternatively, any Excess Contributions may be distributed not later than the end of the Plan Year following the Plan Year with respect to which such Excess contributions were made, provided the Company pays any applicable excise tax on such distribution. The Employer may use any reasonable and consistently applied method for computing the earnings allocable to any Excess contribution for such Plan Year that does not violate Section 401(a)(4) of the code, and need not distribute any income which arose after the end of such Plan Year as a result of such Excess Contribution.

          Any such distribution of Excess Contributions and earnings thereon shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each such Employee. Any such distribution may and shall be made without regard to any other provision of this Plan restricting distribution. Any such Excess Contributions distributed to a Highly Compensated Employee (with earnings thereon) shall be distributed pro rata from any account which contains contributions used in computing Average Deferral Percentages, based on contributions made to such accounts during such Plan Year.

     (e)  Limitation on Pay Transfers for All Participants - Notwithstanding any
          ------------------------------------------------
          other provision of this Plan, in no event shall the Pay Transfers of any individual with respect to any taxable year of such individual exceed nine thousand five hundred dollars ($9,500.00), or such adjusted amount as is established by the Secretary of the Treasury from time to time in accordance with cost of living adjustments under Code Section 415(d), for all plans in which such individual is a participant, whether or not maintained by the Employer. In the event such Pay Transfers of a Participant or former Participant exceed such limitation for any taxable year of such Participant, such Participant or former Participant shall, not later than March 1 following the close of, and with respect to, the taxable year in which such excess Pay Transfers were made (i) notify the Plan Administrator in writing of the Pay Transfers made under any plan other than this Plan, (ii) allocate in writing such excess pay Transfers between or among such other plans and this Plan, and (iii) state in writing that, is such excess Pay Transfers allocable to the Plan is not distributed, the deferral limitations of Section 402(g) of the Code will be exceeded for the Participant's taxable year with respect to which such Pay Transfers occurred. Upon such notification, the Plan Administrator shall distribute any excess Pay Transfers (and any income allocable thereto) allocable to the Plan to the relevant Participant not later than April 15 of the calendar year following the close of the taxable year of the Participant with respect to which such excess Pay Transfers was made. Solely for purposes of the preceding sentence, the income deemed allocable to any such excess Pay Transfers shall be determined under any reasonable and consistently applied method selected by the Employer in accordance with regulations issued by the Secretary of the Treasury.

     (f)  Priority of Application of Sections - Section 4.2(e) shall be applied
          -----------------------------------
          before Section 4.2(a); provided however, that, except to the extent provided in regulations issued by the Secretary of the Treasury, an Pay Transfer distributed under Section 4.2(d) shall be deemed not to have been distributed for purposes of this Section 4.2(f). this
          Section 4.2(f) shall be applied before Section 4.2 of the Plan.

     4.3  Employer Contributions -
          ----------------------

     (a)  Matching Contributions to the Profit Sharing Portion
          ----------------------------------------------------

          (i) Quarterly Matching Contributions - During or at the end of each Calendar Quarter, the Employer (or the Company on behalf of the Employer) shall make a matching contribution to the Profit Sharing Portion of the Plan for the credit of each Participant who has made Pay Transfers during such Calendar Quarter as provided in Section 4.1. Subject to the other limitations in the Plan, the amount contributed under this Paragraph 4.3(a)(i), when added to any Employer matching contribution (if any) to the Participant's ESOP Matching Account under Section 4.3(c) for the same Calendar Quarter on behalf of such Participant, shall be equal to one dollar ($1.00) for each one dollar ($1.00) of the Participant's Pay Transfers during the Calendar Quarter, up to three percent (3%) of his/her Annual Compensation, and fifty cents ($.50) for each one dollar ($1.00) of the Participant's Pay Transfers during the Calendar Quarter in excess of three percent (3%) up to six percent (6%) of his/her Annual Compensation, reduced by Forfeitures, as provided in Section 5.4.

          (ii) End-of-Year Matching Contributions - At the end of each Plan Year, the Employer (or the Company on behalf of the Employer) shall make an additional matching contribution to the Profit Sharing Portion of the Plan for the credit of each Participant whose Pay Transfers during such Plan Year ceased as a result of the Participant's Pay Transfers reaching the limit imposed by Code Section 402(g) or as a result of the Participant's Annual Compensation reaching the limit imposed by Code Section 401(a)(17). Subject to the other limitations in the Plan, the amount of end-of-year matching contributions under this Paragraph 4.3(a)(ii) shall be the amount of quarterly matching contributions which would have been made to the Plan if the Participant's Pay Transfers had not ceased due to the limit under Code Section 402(g) or 401(a)(17), provided that in no event shall the total matching contributions for any Participant be greater than four and one-half percent (4.5%) of the limit on Annual Compensation imposed by Code Section 401(a)(17).

          Notwithstanding the foregoing, Pay Transfers in excess of six percent (6%) of a Participant's Annual Compensation shall not be considered in determining the Employer's matching contribution. The Employer shall have the sole discretion to determine whether the matching contributions required under Section 4.3(a) will be made to the Participant's Profit Sharing Matching Account, ESOP Matching Account or a combination of both, and such contributions may be used to pay principal and interest on borrowings in accordance with Section 4.3(e). The contribution of the Employer shall be in cash, Company Stock or a combination of both, as determined at the sole discretion of the Company. To the extent necessary to prevent the Plan from discriminating under Section 401 of the Code, the Plan Administrator may adjust the amount of Employer contributions to be made on behalf of some or all Participants making Pay Transfers under the Plan.

     (b)  Discretionary Profit Sharing Contribution - For so long as the Plan
          -----------------------------------------
          continues in effect, the Company or the Employer may make a discretionary contribution out of Profits to the Profit Sharing Portion of the Plan to be allocated to the Profit Sharing Discretionary Accounts of all Participants who are active Employees on the last day of such Plan Year and who have a Year of Service for such Plan Year. The discretionary profit sharing contribution, if any, for a Plan Year shall be determined annually by the Board, taking into consideration the then prevailing financial conditions and fiscal requirements of the Company and the Employer and such other factors as the Board deems appropriate. A Participant's allocable share of any such discretionary profit sharing contribution shall be determined based upon the ratio of his Annual Compensation to the Annual Compensation for all such eligible Participants for the Plan Year. The discretionary profit sharing contribution shall be made in cash, Company Stock or a combination of both, as determined at the sole discretion of the Company.

     (c)  Matching Contributions to the ESOP Portion - During or at the end of
          ------------------------------------------
          each Calendar Quarter, the Employer (or the Company on behalf of the Employer) may make a matching contribution to the ESOP Portion of the Plan in the amount provided in this Section 4.3(c), for the credit of each Participant who has deferred during such Calendar Quarter a portion of his Annual Compensation as a Pay Transfer as provided in
          Section 4.1. Subject to the other limitations in the Plan, the amount contributed under this Section 4.3(c) when added to any Employer matching contribution to the Participant's Profit Sharing Matching Account under Section 4.3(a) for the same Calendar Quarter on behalf of such Participant shall be equal to $1.00 for each $1.00 of the Participant's Pay Transfers up to three percent (3%) of his Annual Compensation and $.50 for each $1.00 of the Participant's Pay Transfers for four percent (4%) to six percent (6%) of his Annual Compensation, reduced by Forfeitures as provided in Section 5.4, provided that Pay Transfers in excess of six percent (6%) of a Participant's Annual Compensation shall not be considered in determining the Employer's contribution.

          The Employer shall have the sole discretion to determine whether the matching contributions required under Section 4.3(a) will be made to the Participant's Profit Sharing Matching Account, ESOP Matching Account or a combination of both, and such contributions may be used to pay principal and interest on borrowings in accordance with Section 4.3(e). The contribution of the Employer shall be in cash, Company Stock or a combination of both, as determined at the sole discretion of the Company. To the extent necessary to prevent the Plan from discriminating under Section 401 of the Code, the Plan Administrator may adjust the amount of Employer contributions to be made on behalf of some or all Participants making Pay Transfers under the Plan.

     (d)  Contributions to ESOP Discretionary Accounts - For as long as the Plan
          --------------------------------------------
          continues in effect, the Company or the Employer may declare for any Plan Year a discretionary contribution to the ESOP Portion of the Plan for such Plan Year. The contribution (if any) shall be determined by the Board taking into consideration the then prevailing financial conditions and fiscal requirements of the Company and the Employer and such other factors as the Board deems appropriate. The contribution shall be allocated to the ESOP Discretionary Accounts of all Participants who are active Employees on the last day of the Plan Year and who have a Year of Service for such year, in the proportion that each such Participant's Annual Compensation bears to the aggregate Annual Compensation of all such Participants. The discretionary ESOP contribution shall be made in cash, Company Stock or a combination of both, as determined at the sole discretion of the Company.

     (e)  Borrowings to Purchase Company Stock for ESOP Portion - At the
          -----------------------------------------------------
          direction of the Company or the investment committee, if appointed by the Company, the Trustee shall have the authority to cause the Trust to borrow or raise money for the purposes of the ESOP Portion of the Plan in such amount, and upon such terms and conditions, including entering into purchase money transactions, as the Company or investment committee may direct; and for any sum so borrowed, to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund, to the extent permitted by law. The Trustee shall have authority to borrow funds from any person as determined by the Company or investment committee, including a "disqualified person" as defined in Section 4975 of the Code. No person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing. Any borrowing by the Trustee to purchase Company Stock for the ESOP Portion, including purchase money transactions, shall provide for the following special provisions:

          (1) The Trustee shall repay to the lender the amount of such loan, together with the interest thereon, only out of amounts contributed for such purposes to the Trust by the Employer or the Participant (and earnings thereon), plus dividends on Company Stock held in the ESOP Portion;

          (2) The collateral, if any, from the Trust Fund to secure such loan shall be limited to the Company stock purchased with the proceeds of such loan and then only to the extent that such stock has not been released from the suspense account for allocation to Participants' accounts under the ESOP Portion of the Plan;

          (3) The loan shall be made without recourse against the existing assets of the Trust;

          (4) In the event of default by the Trustee under such loan, the value of assets of the Trust transferred in satisfaction of the loan must not exceed the amount of the default; provided, where the lender is a "disqualified person" (as such term is defined in Section 4975 of the Code), Trust assets may be transferred to such disqualified person only upon and to the extent of failure to meet the payment schedule of the loan;

          (5) The loan must be for a specific term, and not payable on demand, and the interest rate on the loan must not be in excess of a reasonable rate, which may be a variable rate; and

          (6) Such other requirements as may be necessary for the loan or purchase money transaction to meet the applicable requirements of
               Section 4975 of the Code and the regulations thereunder for an exempt loan to an ESOP.

          The Trustee shall maintain a suspense account to which it shall credit all borrowings (loans, purchase money obligations, etc.) made by it to purchase Company Stock under the ESOP Portion pursuant to the provisions of this Section 4.3 (e) and to which it shall debit all shares of Company Stock which are purchased with such borrowed funds. The shares in the suspense account shall not be allocated except as the shares are released from the suspense account as provided for in this Section 4.3(e).

          Except in circumstances where the Plan Administrator and the Trustee agree on a different method, a suspense account established hereunder shall be handled as follows: On the applicable Valuation Date, the Trustee shall release shares of Company Stock in the suspense account for allocation to the ESOP Matching Accounts and ESOP Discretionary Accounts of Participants who are eligible to share in the Employer's contribution for such year. The number of shares to be released on each Valuation Date shall be equal to the number of encumbered securities held immediately before the release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for such year and the denominator of which is the sum of the principal and interest to be paid for such year and for all future years. Such released shares of Company

          Stock shall be allocated among the eligible Participants' accounts under the ESOP Portion as provided in this Section 4.3.

          Subject to subsection (g), the annual contribution of the Employer under this Section 4.3 shall in no event be less than the amount necessary, when added to other available funds held by the Plan, including contributions by Participants that are invested in Company Stock, to pay the current amounts due (if any) under any loans or purchase money obligations incurred by the Plan for the purposes of purchasing Company Stock. The contribution provisions of Section 404(a)(9) of the Code shall apply to the Plan and, in accordance with such provisions, contributions in the amounts described in such provisions may be made to the Plan for the purposes specified in such provisions.

     (f)  Time of Making Contribution - The Company or the Employer shall pay to
          ---------------------------
          the Trustee amounts which are to be contributed to the Trust under Sections 4.3(b) and 4.3(d), not later than: (i) the close of the Plan Year for which such amounts are contributed, or (ii) within such other period thereafter as may be permissible under Section 404(a)(6) of the Code; provided, however, notwithstanding Sections 4.3(a) and 4.3(c), the Company or the Employer may in its discretion elect to contribute amounts under Sections 4.3(a) and 4.3(c) by the later of the dates in
          (i) or (ii).

     (g)  Contribution Limitation - In no event shall the contribution by the
          -----------------------
          Company or the Employer under this Section 4.3 be greater than the amount permissible under Section 5.5 or deductible by the Company or Employer for profit sharing plans and stock bonus plans (including, an ESOP feature) for federal income tax purposes for the taxable year with respect to which the contribution is made, plus such additional amount as may be deductible by reason of a deduction carry forward from any prior year (or years) when less than the maximum deductible amount was actually contributed as permitted under the Code.

          The matching contributions of the Employer under Section 4.3(a) to the Profit Sharing Portion of the Plan when expressed as a percentage of compensation for each Participant included in the Highly Compensated Group for the Plan Year when averaged together shall not exceed the average contribution percentage calculated for all eligible Non-Highly Compensated Employees for the preceding Plan Year in the Non-Highly Compensated Group by more than the greater of (1) or (2) below:

          (1) The average percentage of Annual Compensation actually contributed as a matching contribution by the Employer to the Profit Sharing Portion of the Plan for all eligible Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25;

          (2) The average percentage of Annual Compensation actually contributed as a matching contribution by the Employer to the Profit Sharing Portion of the Plan for all eligible Non-Highly Compensated Employees for the preceding Plan Year multiplied by
               2.0 provided that, in this case, the percentage of Annual Compensation contributed on behalf of the Highly Compensated Group shall not exceed the percentage of Annual Compensation contributed on behalf of the Non-Highly Compensated Employees for the preceding Plan Year by more than two percent (2%) or such lesser amount as the Secretary of Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to the Highly Compensated Group.

          Percentages shall be calculated to the nearest one hundredth of one percent (1/100%). The same limitation in (1) or (2) above shall apply to the Employer's matching contributions to the ESOP Portion of the Plan, calculated based on the Employer's Matching contributions under
          Section 4.3(c), without considering matching contributions to the Profit Sharing Portion of the Plan.

          Notwithstanding any other provision of the Plan, any Excess Aggregate Contribution with respect to a Plan Year, together with any net earnings attributable thereto, shall be distributed not later than two and one-half (2 1/2) months after the last day of the Plan Year with respect to which such contribution was made. Alternatively, any Excess Aggregate Contributions may be distributed not later than the end of the Plan Year following the Plan Years with respect to which the Excess Aggregate Contributions were made provided the Company pays any applicable excise tax on such distribution. Any distribution of the Excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions on behalf of, or by, each such Employee. The Employer may use any reasonable and consistently applied method that does not violate Section 401(a)(4) of the Code to compute the earnings attributable to such Excess Aggregate Contributions and shall not be required to include income earned between the last day of such Plan Year and the date of distribution of such Excess Aggregate Contributions. Any Excess Aggregate Contribution shall be deemed to be attributable first to any unmatched Employee contributions, then to all accounts taken into account for the purposes of this Section, in proportion to the contributions added to each such account for the relevant Plan Year.

     (h)  Valuation of Company Stock - If shares of Company Stock are
          --------------------------
          contributed to the Participant's Pre-tax Account, Profit Sharing Matching Account or ESOP Matching Account, such shares shall be valued at the lesser of the average closing price on the New York Stock Exchange Composite Index during such Calendar

          Quarter, or the closing price on the New York Stock Exchange Composite Index on the last trading day of the such Calendar Quarter. If shares of Company Stock are contributed to the Participant's Profit Sharing Discretionary Account or ESOP Discretionary Account, such shares shall be valued at the closing price of such Company Stock on the New York Stock Exchange Composite Index on the date of contribution. For any period that shares of Company Stock are not publicly traded, such Company Stock shall be valued at its then fair market value as of the date of such contribution by an independent appraiser in accordance with Section 5.9.

     4.4  Employee  Voluntary After-tax Contributions -Voluntary after-tax
          -------------------------------------------
contributions by Participants are not permitted.

     4.5  Fund for Exclusive Benefit of Participants - All assets of the Trust
          ------------------------------------------
Fund shall be held hereunder and in accordance with Article IX for the exclusive benefit of the Participants and their Beneficiaries for the purpose of distributing to such Participants and Beneficiaries both the corpus and income of the Trust Fund in accordance with the provisions of Article VI hereof. No part of the Trust Fund corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries under the Plan (other than such part as is required to pay taxes and expenses of administration); provided that the Company hereby reserves the right to amend or terminate the Plan at any time as provided in Articles IX and X hereof.

     To the extent permitted by the Code and applicable rules and regulations thereunder and notwithstanding anything herein to the contrary, upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan, or upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer (with any Pay Transfers being refunded for the benefit of Employees on whose behalf the contributions were made to the Trust) within one year after the payment of the contribution, the denial of the qualified status of the Plan or the disallowance of the deduction for such contribution (to the extent disallowed), whichever is applicable.

     4.6  Employee Rollover Contributions -
          -------------------------------

     (a)  In General - With the consent of the Plan Administrator, the Trustee
          ----------
          may receive and invest any amounts received by an Employee, who is in the group of Employees eligible to participate in the Plan in accordance with Section 4.1 above, from another qualified plan, either directly from such other plan as a trust-to-trust transfer, or as a rollover, within the time prescribed by law for such rollovers or through an Individual Retirement Account or Annuity whose assets came solely from a qualified plan. Such amounts shall be held for the benefit of the Participant in a Rollover Account established for his benefit. The Plan Administrator and the Trustee may request such information from the Participant as they deem necessary to determine that a proper rollover contribution or transfer is being made, and shall refuse to permit a transfer of amounts from a qualified plan which permitted the distribution of a participant's interest in a form other than a lump sum payment, unless the amount is no longer subject to such optional form of benefit payments in accordance with Section 401(a)(31) of the Code. Rollover or transferred amounts shall be segregated and considered a Rollover Account, and shall be invested pursuant to the Participant's direction in accordance with Section 5.2, and shall at all times be fully vested.

     (b)  Withdrawal of Rollover Accounts - A withdrawal of any portion or all
          -------------------------------
          of a Participant's interest in his Rollover Account shall be permitted prior to retirement, death, or termination of Employment upon written request submitted to the Plan Administrator, provided that such withdrawal may only be made once each Plan Year. Upon receipt of any such request, the amount requested as a withdrawal from such Rollover Account shall be distributed to the Participant as promptly as administratively practicable thereafter.

                                   ARTICLE V
                                   ---------

                           INTEREST OF PARTICIPANTS
                           ------------------------

     5.1  Accounts of Participants - The Plan Administrator, or its agent, shall
          ------------------------
maintain separate accounts on its books, for recordkeeping purposes only, for each Participant. A given Participant may have six (6) accounts (which may be further divided by the Plan Administrator into subaccounts): (i) a Pre-tax Account to record any portion of his Annual Compensation which he/she defers as a Pay Transfer pursuant to Section 4.1; (ii) a Profit Sharing Matching Account to record his allocable share of the Employer's matching contribution pursuant to Section 5.3(a) under the Profit Sharing Portion; (iii) a Profit Sharing Discretionary Account to record his allocable share of the Employer's discretionary contribution (if any) pursuant to Section 4.3(b); (iv) an ESOP Matching Account to record his allocable share of the Employer's matching contribution pursuant to Section 4.3(c); (v) an ESOP Discretionary Account to record his allocable share of the Employer's discretionary contribution (if any) pursuant to Section 4.3(d); and (vi) a Rollover Account to record any rollover contribution made pursuant to Section 4.6. Except for certain investment purposes, the maintenance of accounts for individual Participants is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Participant's accounts shall not be required. Distributions and withdrawals from a Participant's account(s) shall be charged to the appropriate account at the time the transaction is processed under Section 5.2.

     5.2  Investment of Participant Accounts -
          ----------------------------------

     (a)  Employer Contributions - The Employer's contributions under Sections
          ----------------------
          4.3(a) and 4.3(b) shall be credited to the Participant's respective Profit Sharing Matching Account and Profit Sharing Discretionary Account, and shall initially be invested in the Company Stock Fund, as defined in Section 5.2(d), subject to the Participant's right to direct the investment of such contributions after they are initially invested in the Company Fund.

          The ESOP Portion of the Plan is designed to invest primarily in Company Stock so as to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code. The amount in the Participant's ESOP Matching Account and ESOP Discretionary Account shall be invested in the Company Stock Fund, and shall not be subject to the investment direction of a Participant.

     (b)  Participant Contributions -
          -------------------------

     (1) Except for amounts credited to his ESOP Matching Account and ESOP Discretionary Account, a Participant's interest in his remaining accounts shall be subject to the sole investment direction of the Participant in accordance with the provisions of this Section 5.2(b). This remaining amount to be invested at the direction of the Participant is referred to hereinafter as the "Participant Directed Amount."

     (2) The Participant Directed Amount shall be designated further as follows:

          (i) The Existing Balance of the Participant Directed Amount in the particular investment funds at the time the Participant conveys an investment direction to the Plan Administrator or its designated agent; and

          (ii) Future Amounts to be credited to the Participant Directed Amount.

     Any investment direction submitted by a Participant must specify whether it applies to the Existing Balance or Future Amounts, and must be in one percent (1%) increments.

     (c) (1) Any direction by a Participant of the investment of the amounts credited to him/her under the Plan shall be made in accordance with this subsection. The initial direction of investment of the Participant Directed Amount shall be made by the Participant on a form provided by the Plan Administrator. Thereafter, a Participant shall direct the investment, or change the direction of the investment, of his Future Amounts or Existing Balance by notifying the Plan Administrator or its designated agent of such change in writing or verbally, as permitted under administrative guidelines adopted by the Plan Administrator. A change in the investment of the Participant's Existing Balance may be made once each day by the Participant, and shall be implemented the same day or as soon as administratively practicable thereafter, provided that transfers in or out of the Company Stock Fund may only be made once each calendar month. A change in the investment direction of a Participant's Future Amounts shall be effective for the next complete payroll period for which it is administratively practicable to implement such change. Any Participant direction shall remain in effect until superseded by a subsequent direction, or until the complete distribution of a Participant's interest.

          (2) Subject to any restrictions mandated by the Code and the regulations, (A) if a Participant fails to submit an initial statement of direction which properly directs the investment of one hundred percent (100%) of his Participant Directed Amount, and such failure is not corrected, the portion not designated for investment shall be invested in the Money Market Fund; and (B) if a change of an investment direction submitted by a Participant does not properly direct the investment of one hundred percent (100%) of his Participant Directed Amount, and such failure is not corrected, such change of investment shall be made to the extent possible, and any portion not designated for investment shall be invested in the Money Market Fund.

     (d)  The separate investment options offered by the Plan are:

          (1)  The Company Stock Fund - This fund is invested exclusively in
               ----------------------
               Company Stock, although it may hold other short-term investments from time to time. The Employer's contributions under Section 4.3 shall initially be invested in the Company Stock Fund.

          (2)  The Bond Fund - This is a fixed income fund invested in U.S.
               -------------
               Treasury bonds or other government bonds, and corporate bonds with a fixed interest rate.

          (3)  The Money Market Fund - This fund is invested in short-term
               ---------------------
               securities with the objective of current income, that is designed to provide investors with a return that reflects current short-term money market rates.

          (4)  The Equity Mutual Fund - This is a fund containing a variety of
               ----------------------
               corporate securities, with more investment risk than the Bond Fund and Money Market Fund, with the objective of both current income and capital appreciation.

          (5)  The Equity Index Fund -  This is a fund that invests primarily in
               ---------------------
               the common stocks of the 500 companies included in the S&P 500 Index. The objective is for both current income and long term capital appreciation.

          (6)  Long Term Capital Appreciation Fund - This fund is invested in
               -----------------------------------
               securities of United States and foreign corporations, in large corporations as well as smaller, less known companies, with the objective of long term capital appreciation. This fund offers more overall investment risks than the other funds currently offered under the Plan.

          The separate investment options made available under the Plan may be changed or modified from time to time by the Plan Administrator, with the consent of the Trustee.

          Notwithstanding the foregoing, to the extent necessary to meet reasonable administrative expense and other needs of the Trust, and to the extent permitted under the Code, as directed by the Plan Administrator, the Trustee may retain a portion of the investment funds described in Section 5.2(d) in cash and may make investments with such cash in such securities or other investments as its deems appropriate.

          At the direction of the Company, or the investment committee, if appointed by the Company, the Trustee shall have the authority to cause the Trust to borrow money to satisfy the liquidity needs of the Company Stock Fund as may be required from time to time to permit the timely transfer of Existing Balances from the Company Stock Fund to the other investment options as directed by Participants. Such borrowing shall be on such reasonable commercial terms as are approved by the Trustee, and the interest rate on the loan or line of credit must not be in excess of a reasonable rate, which may be a variable rate. The borrowing shall be made without recourse against the existing or future assets of the Trust. Borrowing shall not be permitted if the borrowing will result in a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, unless an exemption for such transaction has been obtained by the Trustee from the Department of Labor, or a prohibited transaction class exemption is available. No person loaning money to the Trustee shall be bound to inquire into the validity, expediency or propriety of any such borrowing.

     5.3  Determination of Account Value: Allocation of Expenses to Accounts;
          -------------------------------------------------------------------
Dividends on Company Stock -
--------------------------

     (a) For purposes of reporting the value of a Participant's Plan accounts each Calendar Quarter, as of the close of business on each Valuation Date, the Trustee shall determine, in such reasonable ways and from such information as the Trustee may deem appropriate, the fair market value of the separate investment funds of the Trust Fund, and each Participant's allocable interest in such investment fund. The Trustee shall also report the contributions to the Trust Fund on behalf of each Participant (if any) which have not been invested in the investment funds as of such Valuation Date.

     (b) The Trustee shall reduce each Participant's total account balance each Valuation Date by such Participant's share of Plan expenses paid by the Trustee during such Calendar Quarter, provided the payment of such Plan expenses by the Trustee is approved by the Plan Administrator.

     (c) The dividends paid on Company Stock held in the Company Stock Fund shall be reinvested in Company Stock by the Trustee. Notwithstanding the immediately preceding sentence, to the extent permitted by law, the dividends on Company Stock held by the Plan (whether allocated or unallocated to Participants' accounts) may be used to pay debt on outstanding borrowings, to pay administrative or other Plan expenses, or to purchase additional shares of Company Stock, as determined by the Company. If dividends on allocated shares of Company Stock are used to pay debt on outstanding borrowings, there shall be transferred from the suspense account of unallocated shares of Company Stock to the accounts of Participants to which the dividends would have been allocated the number of shares of Company Stock equal in value (as determined in Section 4.3(h)) to the amount of dividends that would have been allocated to such accounts but for the use of such dividends to make payments on borrowings. Such allocation of shares from the suspense account shall be made in the Plan Year in which the dividends would otherwise have been allocated. The dividends paid during a Plan Year with respect to Company Stock held by the Plan may also, in the discretion of the Plan Administrator, be paid to the Participants in the Plan in accordance with the respective number of shares of Company Stock allocable to each Participant who has a portion of his Plan interest invested in the Company Stock Fund as of the Valuation Date next preceding the dividend payment date, or to the Plan, in which event the Trustee may distribute in cash such amount to such Participants, provided, however, that such redistribution is made not
                        --------  -------
          later than ninety (90) days after the close of the Plan Year in which such dividends are paid to the Trust. The direction, which may be a continuing direction, to pay such dividends to Participants shall be made in writing to the Trustee by the Plan Administrator at least thirty (30) days prior to a dividend payment date. In the event any dividends on Company Stock are held by the Plan for a two-year period or longer, they may be only distributed in cash if the provisions of
          Section 6.7 regarding cash distribu tions are satisfied. If dividends paid on Company Stock are not reinvested in Company Stock, or if they are not distributed to terminated Participants in connection with a distribution of Company Stock, such remaining dividends shall be held in the Company Stock Fund.

          Any Company Stock received by the Trustee as a stock split or stock dividend, or as a result of a reorganization or other recapitalization of the Company, shall be allocated in the same manner as the Company Stock to which it is attributable is then allocated. The Plan Administrator shall determine the actions to be taken with respect to rights to subscribe to additional shares of Company Stock issued with respect to Company Stock held by the Trustee in the Company Stock Fund.

     5.4  Disposition of Forfeitures -
          --------------------------

     (a)  Participants Who Terminate Employment - In the case of an Employee who
          -------------------------------------
          has terminated Employment and who was a Participant except for such termination of his Employment, the amount standing to his credit in his Profit Sharing Discretionary Account and his ESOP Discretionary Account in which he/she has no Vested Interest shall be forfeited and used to reduce the Employer's required contribution under Sections 4.3(a) and 4.3(c) as of the earlier of the Annual Valuation Date for the Plan Year in which payment of the Participant's Vested Interest commences or he/she incurs a one year Break in Service. If a Participant terminates Employment with no Vested Interest in his Profit Sharing Discretionary Account and his ESOP Discretionary Account, such accounts shall be forfeited as of the Annual Valuation Date for the Plan Year in which he/she terminates employment. After termination of his Employment, a former Employee's Vested Interest in his Profit Sharing Discretionary Account and ESOP Discretionary Account shall be distributed or held for distribution in accordance with Section 6.5 hereof.

     (b)  Buy-Back Option - A Participant who is re-employed by the Employer
          ---------------
          prior to incurring five (5) consecutive one (1) year Breaks in Service, shall have an option to buy-back the amount which was subject to forfeiture by paying to the Plan the full amount of the distribution paid to him/her from his Profit Sharing Discretionary Account and his ESOP Discretionary Account. His buy-back option shall continue until the earlier of the date: (i) five years after he/she is re-employed by the Employer or (ii) the date the Participant incurs five (5) consecutive one (1) year Breaks in Service after the withdrawal. Upon such repayment, the amount in his Profit Sharing Discretionary Account and ESOP Discretionary Account shall be restored, and such restored amount shall not be less than the total of the amount repaid and the amount forfeited. If such restored amount is less than such minimum, the difference shall be credited to the Participant's Profit Sharing Discretionary Account and ESOP Discretionary Account, either out of Forfeitures or Trust earnings attributable to the Plan Year in which the Participant exercises his buy-back option, or by an additional Employer contribution.

     (c)  Participant With No Vested Interest - If a Participant who has no
          -----------------------------------
          Vested Interest in his Profit Sharing Discretionary Account and ESOP Discretionary Account incurs a Break in Service, and if the Participant is reemployed by the Employer prior to incurring five (5) consecutive one (1) year Breaks in Service, upon such reemployment, the amount that was forfeited in his Profit Sharing Discretionary Account and ESOP Discretionary Account at the time he/she terminated Employment shall be restored, either out of Forfeitures or Trust earnings attributable to the Plan Year in which he/she is reemployed, or by an additional Employer contribution.

     5.5  Maximum Allocations -
          -------------------

     (a) Notwithstanding anything contained herein to the contrary, the annual additions made to a Participant's accounts for any limitation year shall not exceed the lesser of $30,000 (or, if greater, one-fourth (1/4) of the defined benefit dollar limitation determined under
          Section 415(d) of the Code for the relevant limitation year) or twenty-five percent (25%) of the Participant's annual compensation within the meaning of Section 415(c)(3) of the Code for the relevant limitation year. Such annual additions shall include the sum of Employer contributions (excluding, however, any Employer contributions distributed to a Participant as an Excess Contribution, to the extent such exclusion is permissible under the Code and regulations thereunder), forfeitures (and any other amounts allocated to an account in the same manner as a forfeiture), Employee contributions (other than any contribution distributed to the relevant individual to the extent such exclusion is permissible under the Code and regulations thereunder), contributions to an individual medical benefit account described in Section 401(h) of the Code and any amount described in Code Section 419(A)(d)(2) attributable to post-retirement medical benefit coverage, but shall not include any rollover contributions made to the Plan.

     (b) For any Participant in the Plan who is also a Participant in one or more defined benefit plans (as defined in Section 414(j) of the Code) maintained by the Employer, the annual additions to such Participant's accounts under this Plan during a Plan Year shall be further limited (in addition to the limitation under (a) above) to the extent necessary to prevent the limits in Code Section 415(e) from being exceeded.

     (c) In the event that a Participant's annual additions under this Plan, when added to the annual additions under any other defined contribution plan or the projected annual benefit under any defined benefit plan maintained by the Employer, exceeds the limitations specified in Section 5.5(a) or (b), appropriate reductions in such annual additions or projected annual benefit shall be made in the following order:

          (1)  First, any defined benefit plan maintained by the Employer, and

          (2) to the extent that additional reductions are still necessary, this Plan, and

          (3) to the extent that any additional reductions are still necessary, any other qualified defined contribution plan maintained by the Employer.

     (d) In addition to other limitations set forth in the Plan and notwithstanding any other provision of the Plan, the annual additions under the Plan (and all other defined contribution plans required to be aggregated with this Plan under Code Section 415) shall not increase to an amount in excess of the amount permitted (when considered with all other aggregated plans of the Employer) under
          Section 415 of the Code.

     (e) Nothing in this section shall reduce the accrued benefit of a Participant as of January 1, 1983. The accrued benefits preserved under this Section shall be determined in accordance with TEFRA Section 235(g)(4) and the rules and guidelines thereunder.

     5.6  Excess Allocations - If, pursuant to Section 5.5 immediately above,
          ------------------
there is an excess allocation with respect to a Participant for a Plan Year, such excess amount shall be disposed of as follows:

     (a) First, any excess allocation with respect to a Participant shall be administered as follows:

          (1) First, any Pay Transfers made by the Participant which would constitute such annual additions for the Plan Year shall be returned to the Participant to the extent such Pay Transfers constitute excess annual additions to such Participant's accounts.

          (2) In the event that the Participant is in the Service of the Employer in succeeding Plan Years, then any remaining excess amounts after the application of (1) shall not be distributed to the Participant, but shall be carried over for the Participant's benefit and allocated to the appropriate account or accounts of the Participant for such succeeding Plan Years to the extent consistent with the limits in Section 5.5.

          (3) In the event that the Participant is not in the Service of the Employer in a succeeding Plan Year for which an allocation is to be made hereunder, then such excess amount shall not be distributed to the Participant, but shall be reapplied for the benefit of all remaining Participants.

     (b) If only part of a Participant's allocation for a Plan Year is an excess allocation, then for purposes of applying subsections (a)(2) and (a)(3) above, the excess part of his total allocation for the year shall be deemed to come from the following sources of allocations under the Plan:

          (1) Any Profit Sharing Discretionary Contribution allocated to such Participant;

          (2) To the extent that the allocation exceeds (1) above, the ESOP Discretionary Contribution;

          (3) To the extent that the excess allocation exceeds (1) and (2) above, the Profit Sharing Matching Contribution (if any) allocated to such Participant; and

          (4) To the extent that the excess allocation exceeds (1), (2) and (3) above, the ESOP Matching Contribution (if any) allocated to such Participant.

     5.7  Voting Rights - The provisions of this Section 5.7 shall apply only in
          -------------
the case where the Plan then holds Company Stock in the ESOP Portion of the Plan. In all other cases, the provisions in the Trust Agreement that relate to the voting of Company Stock shall apply.

     (a)  Definitions - For purposes of this Section 5.7 and Section 5.8 of the
          -----------
          Plan, the following definitions shall apply:

          (1) "Accounts" means a Participant's Profit Sharing Matching Account, Profit Sharing Discretionary Account, ESOP Matching Account, ESOP Discretionary Account and Pre-tax Account.

          (2) "Allocated Shares" means the shares of Company Stock allocated to Participants' Accounts.

          (3) "Unallocated Shares" means the shares of Company Stock held by the Trustee and not allocated to Participants' Accounts.

     (b)  Voting as Directed by Participants - Notwithstanding anything in the
          ----------------------------------
          Plan to the contrary, each Participant who has Allocated Shares in his Accounts and who timely provides instructions to the Trustee shall be entitled to direct the Trustee as to the manner in which to vote on any matter for which shareholder approval is required. Such a voting Participant shall, as a Named Fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to the vote of such Allocated Shares in his Accounts. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the directions by such Participant and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision of this Section 5.7 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe. In lieu of voting Participants' fractional Allocated Shares as directed by Participants, the Trustee may vote the combined fractional Allocated Shares to the extent possible to reflect the directions of Participants with fractional Allocated Shares.

     (c)  Voting by Trustee - The Trustee shall be entitled to vote, on any
          -----------------
          matter for which shareholder approval is required, shares of Company Stock which are (i) Allocated Shares, but for which the Trustee received no timely voting instructions from Participants; and (ii) Unallocated Shares. Except where prohibited by

          ERISA and only to such extent, such shares of Company stock shall be voted by the Trustee in the same manner and in the same proportion as Allocated Shares with respect to which the Trustee received timely voting instructions from Participants.

     (d)  Obligations of the Company - The Company shall use its reasonable best
          --------------------------
          efforts, in conjunction with the investment committee (if appointed) and the Trustee, to cause to be delivered to each Participant on a timely basis all proxy materials, notices and information as are furnished to the Company's stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to shares of Company Stock allocated to his Accounts.

     5.8  Tender or Exchange Offer for Company Stock
          ------------------------------------------

     (a) In the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of Company Stock (herein referred to as a "Tender Offer"), if the Plan then holds Company Stock in the ESOP Portion of the Plan, the provisions of this Section 5.8 apply. In all other cases, the provisions in the Trust Agreement that relate to a Tender Offer or exchange offer for Company Stock shall apply.

     (b) The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this Section 5.8. Each Participant may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Allocated Shares in his Accounts n accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section. Such a tendering Participant shall, as a Named Fiduciary within the meaning of section 403(a)(1) of ERISA, direct the tender of such Allocated Shares in his Accounts. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the tendering direction by such Participant and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision of this section 5.8 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the tendering direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

     (c) A Participant who has directed the Trustee to tender or exchange Allocated Shares in his Accounts may, at any time prior to the tender or exchange offer withdrawal date, or such earlier date as established by the Trustee, instruct the Trustee to withdraw, and the Trustee shall withdraw, such Allocated Shares from the tender or exchange prior to the withdrawal deadline. The Trustee may impose reasonable limits on the number of instructions to tender or exchange or withdraw which a Participant may give to the Trustee.

     (d) The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Allocated Shares with respect to which it has received directions to do so under this Section and which have not been withdrawn. The proceeds of a disposition directed by a Participant shall be allocated to each of such Participant's Accounts in proportion to the number of shares of Company Stock in each of the Accounts which the Participant instructed the Trustee to sell, exchange or otherwise dispose of.

     (e) To the extent to which Participants do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Allocated Shares, such Participants shall be deemed to have directed the Trustee that such shares of Company Stock remain in the Participants' Accounts subject to all provisions of the Plan.

     (f) The Company may direct the substitution of new qualified employer securities, as such term is defined in Section 409(1) of the Code, for shares of Company Stock or for the proceeds of any disposition of shares of Company Stock to the extent provided in the Plan, provided,
                                                                      --------
          however, that any such substitute employer securities must be publicly
          -------
          traded securities. In lieu of the substitution of new employer securities, the Company may direct the Trust Fund be invested in investments other than employer securities. Pending the reinvestment of the proceeds of any disposition of shares of Company Stock, the Trust Fund may be invested in such securities or other property as the Company (or other fiduciary identified by the Company for such purpose) may from time to time direct, provided, however, in the
                                                 --------  -------
          absence of any direction from the Company or other fiduciary the Trustee may invest the cash proceeds in short-term securities issued by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participation therein and interim collective or common investment funds.

     (g) Notwithstanding any other provisions of this Plan, in the case of Unallocated Shares, except where prohibited by ERISA and only to such extent, the Trustee shall sell, offer to sell, exchange or otherwise dispose of only that number of Unallocated Shares that bears the same ratio to the total of all Unallocated Shares as the number of Allocated Shares for which the Trustee has received valid instructions from Participants to sell, offer to sell, exchange or otherwise dispose of bears to the total number of Allocated Shares. The proceeds of a disposition of Unallocated Shares shall be held by the Trustee subject to the provisions of the Plan and Trust and any applicable loan agreement.

     (h)  Obligations of the Company - The Company shall use its reasonable best
          --------------------------
          efforts, in conjunction with the investment committee (if appointed) and the Trustee, to cause to be delivered to each Participant on a timely basis all materials, notices and information as are furnished to the Company's stockholders in respect of the exercise of tender or exchange rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to shares of Company Stock allocated to his accounts.

     5.9  Appraisal of Company Stock - In the event that any class or series of
          --------------------------
Company Stock held by the Plan is not readily tradable on an established securities market, all valuations, including the annual valuation, of Company Stock must be performed by an independent appraiser meeting the requirements of the regulations under Section 170(a)(1) of the Code.

     5.10 Diversification of Investments -
          ------------------------------

     (a)  In General - This Section 5.10 shall apply only to shares of Common
          ----------
          Stock held in the ESOP Portion of the Plan.

     (b)  Election By Qualified Participant - Each Participant who has attained
          ---------------------------------
          age fifty-five (55) and has participated in the ESOP Portion of the Plan at least ten (10) years (a "Qualified Participant ) shall be permitted to direct the Plan as to the investment of twenty-five percent (25%) of the value of the Participant's ESOP Matching Account, ESOP Discretionary Account and Pre-tax Account (if any) attributable to Company Stock which was acquired by the Plan after December 31, 1986, within ninety (90) days after the last day of each Plan Year during the Participant's Qualified Election Period as defined below. Within ninety (90) days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of fifty percent (50%) of the value of such account balances.

     (c)  Qualified Election Period - The Qualified Election Period shall be the
          -------------------------
          five Plan Year period with respect to a Participant beginning with the later of (i) the Plan Year after the Plan Year in which the Participant attains age fifty-five (55) or (ii) the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

     (d)  Method of Directing Investment - The Participant's direction shall be
          ------------------------------
          provided to the Plan Administrator in writing; shall be effective no later than one hundred eighty (180) days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in Section 5.10(e) the Participant selects.

     (e)  Investment Options -
          ------------------

          (1) At the election of the Qualified Participant, the Plan shall distribute (notwithstanding Section 409(d) of the Code) the portion of the Participant's ESOP Matching Account, ESOP Discretionary Account and Pre-tax Account (if any) that is covered by the election within ninety (90) days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Company Stock from the Plan. This Section 5.10(e)(i) shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $3500. If the Participant does not consent, such amount shall be retained in this Plan.

          (2) In lieu of a distribution under Section 5.10(e)(i), the Qualified Participant who has the right to receive a cash distribution under Section 5.10(e)(i) may direct the Plan to transfer the portion of the Participant's ESOP Matching Account, ESOP Discretionary Account and Pre-tax Account (if any) that is covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such plan permits employee-directed investment and does not invest in Company Stock to a substantial degree. Such transfer shall be made no later than ninety (90) days after the last day of the period during which the election can be made.

          (3) In lieu of a distribution under Section 5.10(e)(i) or a transfer under Section 5.10(a)(ii), the Qualified Participant may elect to transfer the portion of the Participant's ESOP Matching Account, ESOP Discretionary Account and Pre-tax Account (if any) that is covered by the election to any of the investment funds offered under Section 5.2.

                                  ARTICLE VI
                                  ----------

                         DISTRIBUTIONS TO PARTICIPANTS
                         -----------------------------

     6.1  Normal Retirement - A Participant who retires under the Plan at his
          -----------------
Normal Retirement Date shall be entitled to receive the entire amount of his Vested Interest in the Plan, computed as of the date the payment is sent to the Participant. Payment shall be made immediately following the date the last contribution that is required to be made on behalf of such Participant has been made to the Plan. The Participant's Vested Interest at normal retirement shall be payable to the Participant in accordance with Section 6.8.

     6.2  Postponed Retirement - If required by law and for purposes of this
          --------------------
Plan only, a Participant may continue to be employed by an Employer after his Normal Retirement Date. In such event, the Participant shall continue to be a Participant under the Plan just as if he/she had not yet reached his Normal Retirement Date. When such a Participant actually retires, he/she shall be entitled to receive the entire amount of his Vested Interest in the Plan computed as of the date the payment is sent to the Participant. Payment shall be made immediately following the date the last contribution that is required to be made on behalf of such Participant has been made to the Plan. The Participant's interest at postponed retirement shall be payable to the Participant in accordance with Section 6.8. A Participant who remains employed by the Employer past the attainment of age 70 1/2 may elect to receive the entire amount of his interest in the Plan on or before the April 1 next following the calendar year in which he attains age 70 1/2, or the Participant may elect to defer receipt of a benefit until termination of employment.

     6.3  Death Benefits - In the event of the death of a Participant, before or
          --------------
after his retirement hereunder, there shall be payable to his Beneficiary:

     (a) If the Participant dies while he/she is actively employed, he/she shall become one hundred percent (100%) vested in his accounts in the Plan, computed as of the date the last contribution that is required to be made on behalf of such Participant is made to the Plan. His entire interest shall be distributed within five (5) years after the death of such Participant, the payment of such benefits to be made in such manner as may be determined under the provisions of Section 6.8; provided, however, that the five year requirement shall not apply if:
          (i) any portion of the Participant's interest is payable to (or for the benefit of) a designated Beneficiary; (ii) such portion will be distributed (in accordance with regulations) over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary) and (iii) such distributions commence no later than one year after the date of the Participant's death (or such later date as the Secretary may, under regulations, prescribe). If the designated Beneficiary referred to in this Section 6.3(a) is the surviving spouse of the Participant, the date on which distributions are required to commence shall be not earlier than the date the deceased Participant would nave attained age seventy and one-half (70-1/2). If such surviving spouse dies prior to the commencement of distributions to such spouse, this Section 6.3(a) shall be applied as if the surviving spouse were the Participant.

     (b) If death occurs after distribution to the Participant of his Vested Interest in the Plan has commenced, the undistributed balance of the Vested Interest of such Participant shall be distributed at least as rapidly as under the method of distribution used as of the date of his death.

     (c) For purposes of Section 6.3(a), a distribution to a child shall be treated as if it had been paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child's reaching majority (or such other event designated and permitted under the regulations.)

     6.4  Disability - In the event a Participant shall become disabled (as
          ----------
hereinafter defined) and he/she is determined by the Plan Administrator to be disabled, he/she shall be entitled to retire under the Plan for disability. He/she shall become one hundred percent (100%) vested in his interest in the Plan and entitled to receive the entire amount of his interest in the Plan, computed as of the date the payment is sent to the Participant. Payment shall be made immediately following the date the last contribution that is required to be made on behalf of such Participant has been made to the Plan. The Participant's Vested Interest upon disability shall be payable to the Participant in accordance with Section 6.8. "Disability" for purposes hereof shall mean disability as defined under the Scientific - Atlanta, Inc. Long Term Disability Income Plan, provided that if the Participant does not meet the requirements for disability under such disability plan, "disability" shall mean the lasting inability of a Participant, due to illness, accident or other physical or mental incapacity, to perform the usual duties and services of his Employment. The determination as to whether such disability exists in any individual case shall be made by the Plan Administrator on the basis of uniform standards consistently applied, which may include analysis of the results of a medical or psychiatric examination, or examinations conducted at the instance of the Plan Administrator with respect to such Participant, or in lieu of requiring such an examination, the Plan Administrator may use any other available evidence of medical or psychiatric findings reasonably sufficient to serve as a basis for such a determination. In the event the Plan Administrator finds that disability within the meaning of this Section does not exist, then it shall by certified mail so notify the Participant in question who shall have the rights set forth in the claims procedure in Section 8.3.

     6.5  Termination of Employment - If prior to retirement, disability or
          -------------------------
death in accordance with the foregoing provisions of this Article VI, the Participant terminates Employment, such terminated Participant shall be entitled to receive the following amounts, computed as of the date the payment is sent to the Participant: The Participant shall be entitled to receive (i) the full amount credited to his Pre-tax Account, Profit Sharing Matching Account, ESOP Matching Account and Rollover Account; and (ii) the following vesting schedule shall be used to determine the Participant's Vested Interest in his Profit Sharing Discretionary Account and ESOP Discretionary Account:

======================================================================================
  Years of Service                Vested Percentage               Forfeited Percentage
  ----------------                -----------------               --------------------
--------------------------------------------------------------------------------------
  Less then 3                                0%                           100%
       3                                    20                             80
       4                                    40                             60
       5                                    60                             40
       6                                    80                             20
       7 or more                           100                              0
======================================================================================

     The Participant's Vested Interest at termination of Employment shall be payable to the Participant in accordance with Section 6.8, as soon as administratively practicable after the last contribution that is required to be made on behalf of such Participant has been made to the Plan. The forfeiture of amounts in which he/she does not have a Vested Interest shall be handled in accordance with Section 5.4. If a Participant with an outstanding Plan loan is eligible to roll over or make an elective transfer of such loan under Section 6.18(d)(2) and so elects, such loan will be transferred to the Transferee Plan (as defined in Section 6.18(d)(2)) as soon as administratively practicable upon termination of such Participant's employment, and the balance of such Employee's account will be rolled over to the Transferee Plan as soon as administratively practicable after the last contribution that is required to be made on behalf of such Participant has been made to the Plan.

     6.6  Hardship Withdrawals - A Participant may request a withdrawal on
          --------------------
account of a hardship in accordance with the provisions of this Section 6.6. The only amounts available for a hardship withdrawal shall be as follows: (i) all of the Participant's Pay Transfers through December 31, 1988 plus interest and earnings thereon through December 31, 1988, plus (ii) the Participant's Pay Transfers after December 31, 1988 (excluding interest and earnings), plus (iii) the Participant's Rollover Account. A hardship withdrawal request shall be made in writing to the Plan Administrator in the form prescribed by the Plan Administrator; provided, however, such hardship withdrawals shall only be permitted under the following circumstances:

     (a) The withdrawal request must be necessitated by a financial emergency involving (i) expenses for medical care as described in Section 213(d) of the Code incurred by the Participant, his spouse or a dependent of the Participant under Section 152 of the Code, or amounts necessary for these persons to obtain medical care described in Section 213(d) of the Code; (ii) costs related to the purchase of the Participant's principal residence (excluding mortgage payments); (iii) the payment of tuition and related educational fees for the next twelve months for the post-secondary education of the Participant or the Participant's spouse, children or dependents as defined in Section 152 of the Code; or (iv) payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of his principal residence.

     (b) The amount withdrawn may not exceed the actual expenses incurred or to be incurred by the Participant because of the emergency or other event, provided that the amount may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. No hardship withdrawal request shall be considered if it is less than $500.

     (c) Before any hardship distribution shall be made from the Plan, such Employee must have first obtained all distributions, other than hardship distributions, and all nontaxable loans (if any) currently available under all plans maintained by the Employer. The Participant shall also file a written statement that the need cannot reasonably be relieved through: (i) reimbursement or compensation by insurance or otherwise; (ii) liquidation of the Employee's assets; (iii) cessation of elective contributions under the Plan; or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by another employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need. In addition, the statement shall include the full reasons for the withdrawal, the amount of other financial resources available to the Participant, if any, and such other information as the Plan Administrator may request. For purposes of this paragraph, the Participant's resources are deemed to include those resources of the Participant's spouse and minor children that are reasonably available to the Participant. The determination of the existence of the emergency and the financial hardship, and the amount to be distributed, shall be made by the Plan Administrator in a uniform and nondiscriminatory manner. The Plan Administrator may apply such reasonable presumptions in determining the existence of a financial emergency and the financial resources available to a Participant as may be permissible under the Code and Regulations.

     (d) In the event a Participant's interest in the Trust Fund is invested in more than one of the separate investment funds maintained under the Plan, a withdrawal of less than the complete balance of his interest shall be withdrawn pro rata to the extent possible from each
                             --- ----
          applicable investment fund. The withdrawal shall be paid to the Participant as promptly as practicable after the approval by the Plan Administrator of the Participant's written request for a hardship withdrawal based upon the Valuation Date coincident with or next preceding the approval of the withdrawal.

     6.7  Withdrawals Upon Attainment of Age Fifty-Nine and One-Half (59-1/2) -
          -------------------------------------------------------------------
In the case of a Participant who has attained age fifty-nine and one-half (59-1/2), such Participant shall be eligible to withdraw amounts from his Pre-tax Account by submitting to the Plan

Administrator or its designated agent a request in such form and manner as the Plan Administrator may provide, specifying the amount to be withdrawn; provided, however, that a Participant shall be ineligible to make a withdrawal if the Participant withdrew some or all of his Pre-tax Account within the preceding six months. In the event a Participant's interest in the Trust Fund is invested in more than one of the separate investment funds maintained under the Plan, a withdrawal of less than the complete balance of his Pre-tax Account shall be withdrawn from each applicable investment fund pro rata to the extent possible. Distribution shall be made to the Participant as soon as practicable after the withdrawal request is received by the Plan Administrator or its designated agent, based upon the amount in the Participant's Pre-tax Account as of the Valuation Date coincident with or next preceding the end of the Calendar Quarter.

     6.8  Form and Manner of Distributions -
          --------------------------------

     (a)  Profit Sharing Portion - All distributions and withdrawals under the
          ----------------------
          Profit Sharing Portion of the Plan shall be made in a lump sum in cash, with the exception that the portion of the Participant's Vested Interest that is invested in the Company Stock Fund shall be distributed in Company Stock, with fractional shares paid in cash. If such distribution would be less than one hundred (100) shares of Company Stock, such distribution shall be paid in Company Stock unless the Participant elects to receive such distribution in cash.

     (b)  ESOP Portion - With respect to a Participant who is entitled to a
          ------------
          distribution from the ESOP Portion of the Plan, such distribution shall be paid in a lump sum in cash, subject to the Participant's right to demand that his distribution be made in shares of Company Stock (except for fractional shares). If Employer securities acquired with the proceeds of an exempt loan meeting the requirements of
          Section 4975(e) and the applicable regulations thereunder which are to be distributed under the Plan from the ESOP Portion of the Plan consist of more than one class of securities, the party receiving the distribution must receive an amount of each such class that is in proportion to the ratio that each such security comprises of the total of Employer securities held by the Plan in the ESOP Portion of the Plan.

     (c) The following special rules shall apply to any distribution which is paid to a Participant prior to his Normal Retirement Date

          (i) Distribution Not in Excess of $5,000 - If the value of such Participant's Vested Interest in the Plan is not in excess of $5,000, then the Vested Interest shall be paid as soon as administratively practicable following the date the Participant becomes entitled to payment.

          (ii) Distribution in Excess of $5,000 - If the value of such Participant's Vested Interest in the Plan is exceeds $5,000, then with the written consent of such Participant, the Administrator shall pay such Vested Interest as soon as administratively practicable following the date the Participant becomes entitled to payment and consents to such payment, but not later than the Participant's Normal Retirement Date.

     (d) Effective for lump sum distributions made on or after January 1, 1993, a Participant who is otherwise entitled to receive a lump sum distribution under the terms of the Plan shall be entitled to direct the Trustee to make a trustee-to-trustee transfer of such distribution if the distribution is eligible to be rolled over under Code Section 401(a)(31), to another qualified retirement plan or individual retirement arrangement as specified by the Participant in writing on a form provided by the Plan Administrator.

     6.9  Restrictions on Participants' Right to Dispose of Company Stock Which
          ---------------------------------------------------------------------
is Not Readily Tradable; Company's and Plan's Right of First Refusal - Any
--------------------------------------------------------------------
Company Stock distributed from the ESOP Portion of the Plan that is not readily tradable on an established market shall be subject to the following restrictions on its transfer if it is not readily tradable on an established market when the right of first refusal is exercised and an appropriate legend indicating this restriction may be placed on each stock certificate:

     (a) Any person (the "Seller," which shall include Participants and their Beneficiaries) desiring to sell, transfer or assign all or any portion of the Company Stock distributed shall first have received a bona fide written offer for the purchase of such stock and shall then offer to sell the same to the Company and the Plan, pursuant to their Right of First Refusal, in the manner hereinafter set forth.

     (b) The Seller shall deliver to the Trustee and the Company a notice in writing of his desire to sell or transfer his stock which notice shall contain a signed copy of said bona fide offer to purchase, stating the price and other terms and conditions of such offer and the name and address of the proposed purchaser, along with a written statement of the Seller's willingness to sell his stock to the Company or the Plan in reference to the proposed purchaser. The Trustee and the Company shall have fourteen (14) days from the receipt of such notice within which to decide whether to purchase all of the stock being offered and, if so, whether such purchase shall be made by the Company or by the Plan or a part by each (such electing party, whether the Company or the Trustee, is hereinafter called the "Purchaser"). If the Purchaser is to purchase such stock, then it shall deliver to the Seller within the fourteen (14) day period provided for the above written notice of acceptance of such offer designating a closing place and date for the purchase of the Company Stock (the "Closing") which shall not be more than thirty (30) days after the date of its notice of acceptance to the Seller.

     (c) If all of the Participant's offered Company Stock is not to be purchased, then the Seller shall have the right to sell such Company Stock to the person making the bona fide offer within thirty (30) days following the day upon which the Trustee and the Company were required to give notice of their election to purchase. Any such sale shall be under terms and conditions no less favorable than those presented to the Trustee and the Company. In the event such stock is not sold, it shall remain subject to the terms and conditions of this Section 6.9.

     (d) In the event the Purchaser elects to purchase the Seller's stock pursuant to the provisions hereof, the Seller shall deliver at the closing the certificate(s) representing the shares to be sold, which certificate(s) shall be duly endorsed for transfer to the Purchaser and the purchase price and payment thereof shall be made by the Purchaser in accordance with the terms and provisions of the sale. The selling price must not be less favorable to the Seller than the greater of (i) the purchaser price and terms offered by the bona fide purchaser or (ii) the fair market value of the Company Stock as of the most recent Annual Valuation Date, provided, however, in the event the
                                             --------  -------
          Seller is a "disqualified person" (as defined in Section 4975 of the Code) the fair market value shall be determined in a manner acceptable to the Administrator and the Trustee as of the date of the transaction.

     (e) Any purported gift, sale, transfer, assignment, mortgage, pledge or hypothecation of Company Stock subject to this Section 6.9, that is distributed under the Plan, by a Participant or his Beneficiaries in violation of this restriction shall be null and void, and the Company and the Plan shall not recognize such gift, sale transfer, assignment, mortgage, pledge or hypothecation as passing any interest in the stock.

     (f) Nothing contained herein shall apply to any sale of Company Stock directly to the Company or the Plan other than sales made to the Plan under the Right of First Refusal provided hereunder.

     6.10 Participant's Right to Put Company Stock Which is Not Readily Tradable
          ----------------------------------------------------------------------
to the Company and the Plan -
---------------------------

     (a)  General - In the event the Plan acquires Company Stock in a leveraged
          -------
          transaction, any Participant (or his Beneficiary) thereafter receiving a distribution of Company Stock from the Plan from the ESOP Portion of the Plan at a time when such Company Stock is not readily tradable on an established market shall have a "put option" on such shares, giving him/her the right to have the Company purchase such shares. The same right shall apply to any Company Stock distributed to the Participant (or his/her Beneficiary) pursuant to his exercising the right to demand Company Stock described in Section 6.8(b). The put option shall be exercisable during the following two election periods by giving notice in writing to the Company:

          (1) the first option period shall be the sixty (60) day period commencing on the date of distribution of the shares of Company Stock; and

          (2) the second option period shall be the sixty (60) day period commencing on the date the fair market value of the Company Stock is determined (and the Participant or Beneficiary is notified of such determination) for the Plan Year next following the Plan Year in which such shares of Company Stock are distributed.

          The Plan may be given the opportunity to purchase shares of Company Stock tendered to the Company under the put option, as described in subsection (c) hereof. Except to the extent otherwise required by law, the put option hereunder shall not apply at any time that the Company Stock is readily tradable on an established market.

     (b)  Price and Payment - The price at which the put option shall be
          -----------------
          exercisable is the fair market value as of the Annual Valuation Date which precedes the date the put option is exercised except in the case of a put option in favor of a "disqualified person" (as defined in Section 4975 of the Code) in which event the fair market value shall be determined in a manner acceptable to the Plan Administrator and the Trustee as of the date of the transaction. Payment for the shares of Company Stock put to the Company may be made in cash or in installments over a period not exceeding five (5) years, at the election of the Company. If the purchase price is paid in installments, a reasonable interest rate and adequate security must be provided. The periodic payments shall begin within thirty (30) days after the put is exercised.

     (c)  Right of Plan - The Plan shall have the option by notice in writing to
          -------------
          the Company to assume the rights and obligations of the Company under the put option provided for herein at the time the put option is exercised. The put option provided for hereunder shall not bind the Plan to purchase the Company Stock.

     (d)  Continuation of Rights - The provisions of this Section 6.10 with
          ----------------------
          respect to any Company Stock acquired by the Plan in a leveraged transaction, or which is distributed to Participants (or Beneficiaries) pursuant to the right described in Section 6.8 hereinabove in lieu of the Plan's right to distribute Plan benefits in cash, shall be non-terminable and shall continue if the loan is repaid or if the ESOP Portion of the Plan ceases to be an ESOP, except to the extent such rights have terminated in accordance with the terms hereof. Except as otherwise expressly provided in this Plan, any Company Stock acquired in a leveraged transaction shall not be subject to any put, call, or other option or buy-sell or similar arrangement while held by and when distributed from the Plan, regardless of whether the Plan is then an ESOP. The protections set forth in the preceding sentence shall be nonterminable.

     6.11 Securities Laws Restrictions on Resales - All or a portion of the
          ---------------------------------------
shares of Company Stock acquired by the Plan may not have been registered under either the Georgia or the Federal securities laws, but may be issued and acquired pursuant to applicable exemptions thereunder. Any such Company Stock distributed to Participants in the Plan may only be sold by the Participant upon registration under such securities laws or pursuant to an available exemption thereunder. Any such shares of Company Stock held and distributed by the Plan may be appropriately legended to reflect the restrictions on sale in the securities laws.

     6.12 Present Value of Payments - No method of payment of benefits shall
          -------------------------
result in the present value of payments to the Participant being less than fifty percent (50%) of the present value of the total benefits to be paid to the Participant and his Beneficiary.

     6.13 Errors in Participant's Accounts - When an error or omission is
          --------------------------------
discovered in an account of a Participant, the Plan Administrator and the Trustee shall be authorized to make such equitable adjustments as may be appropriate as of the Plan Year in which the error or omission is discovered.

     6.14 Commencement of Payments - Notwithstanding anything in this Article to
          ------------------------
the contrary, unless a retired or former Participant elects otherwise in writing, his benefit payments hereunder shall commence not later than the sixtieth (60th) day after the close of the latest of the (i) Plan Year in which such Participant reaches his Normal Retirement Date, (ii) Plan Year in which occurs the tenth anniversary of the year in which such Participant commenced participation in the Plan, or (iii) Plan Year in which such Participant's Employment with the Employer terminates.

     6.15 Payment of Benefits of Disabled or Incapacitated Person - Whenever, in
          -------------------------------------------------------
the opinion of the Plan Administrator or its agent, a person entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator or its agent may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Plan Administrator or its agent may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator or its agent considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

     6.16 No Other Benefits or Withdrawals - Except as expressly provided for in
          --------------------------------
this Article VI, or Sections 4.6 and 11.2, for so long as this Plan continues in effect no individual, whether a Participant, former Participant, Beneficiary or otherwise, shall be entitled to any distribution or withdrawal of funds from the Trust Fund.

     6.17 Maintenance of Vested Interest Prior to Payout - Subject to the
          ----------------------------------------------
limitations set forth in Section 6.5, during such period of time between termination of a Participant's Employment as described in Section 6.5 hereof and the date when he/she becomes entitled to actual payments of his Vested Interest, his accounts shall be maintained by the Trustee in the following manner:

     (a) Those portions of his/her ESOP Discretionary Account and Profit Sharing Discretionary Account which were not vested upon termination of his Employment, if any, shall be forfeited by him/her, and treated in accordance with the provisions of Sections 5.4 and 6.5 hereof.

     (b) The Trustee shall segregate on its books the Vested Interest of such terminated Participant as of the date of his termination of Employment and such segregated accounts shall not thereafter share in any Employer contributions nor in any Forfeitures. The balance in a segregated account shall remain invested as a part of the Trust Fund, subject to the right of the Participant to direct the investment of such amounts under Section 5.2.

6.18 Availability of Loans to Participants -
     -------------------------------------

     (a) The Plan provides for loans from the Plan's assets to Participants and Beneficiaries with an account balance in the Plan. The loans shall be made pursuant to the provisions and limitations of this Section as well as any rules not inconsistent with the limitations in this Section adopted in writing by the Plan Administrator or its designee.

     (b) No loan shall be made by the Plan without the approval of the Plan Administrator or its designee, whose action thereon shall be final.
          No loan shall be made to a Participant who is not an Employee of an Employing Company or a party in interest within the meaning of Section 3(14) of ERISA at the time the loan application is made to the Plan Administrator or its designee.

     (c) The Plan Administrator or its designee will administer the rules governing the granting of loans, according to this Section 6.18 and
          Section 6.19, such that loans are made available to all Participants on a reasonably equivalent basis.

     6.19 Terms and Conditions of Loans to Participants - Any loan by the Plan
          ---------------------------------------------
to a Participant shall satisfy the following requirements:

     (a)  Amount of Loan
          --------------

          (1) At the time the loan is made, the principal amount of the loan, plus the outstanding balance (principal plus accrued interest) due on any other loans to the Participant from the Plan, shall not exceed the lesser of (i) Fifty Thousand Dollars ($50,000) or
               (ii) one-half ( 1/2) of the value of the Participant's accounts. The Fifty Thousand Dollar ($50,000) limit shall be reduced by the highest outstanding balance of all Plan loans to the Participant during the one (1) year period ending on the day before the date on which the loan is made.

          (2) Notwithstanding the above, the minimum loan amount is One Thousand Dollars ($1,000).

     (b)  Investment Status of Loan - Each loan shall be treated as an
          -------------------------
          investment of the Participant's account. The amount of the loan shall be considered an investment of the Participant's accounts in the following order or priority:

          a    The Participant's Rollover Account, if any;
          -
          b    The Participant's ESOP Discretionary Account, if any;
          -
          c    The Participant's ESOP Matching Account, if any;
          -
          d    The Participant's Profit Sharing Discretionary Account, if any;
          -
          e    The Participant's Profit Sharing Matching Account, if any; and
          -
          f    The Participant's Pre-tax Account, if any.
          -

          To the extent a portion of a loan attributable to any account is less than the amount in such account at the time of the loan, the amounts taken from the account for the loan shall be taken from the investment funds within that account on a pro rata basis.

          As a loan is repaid to the Plan, the repayment amount will be credited to the above accounts in the reverse of the priority listed above, up to the amount (including accrued interest on the balance taken from each account) originally taken from the given account. The repayment amounts will be invested according to the Participant's investment instructions for new contributions in effect as of the date of the repayment.

     (c)  Application for Loan - The Participant must give the Plan
          --------------------
          Administrator or its designee adequate notice, as determined by the Plan Administrator or its designee, of the amount of the loan being requested and the desired time for receiving the loan.

     (d)  Length of Loan
          --------------

          (1) The Participant shall be required to repay the loan in approximately equal installments of principal and interest over a period not in excess of five (5) years, or such shorter period as the Plan Administrator or its designee may designate. The five
               (5) year limit shall not apply to any loan the proceeds of which are applied by the Participant to acquire or construct any dwelling unit which is to be used within a reasonable time after the loan is made as the principal residence of the Participant or of a member of his or her family. In the latter case, the loan shall be for a maximum of ten (10) years.

          (2) The principal amount of the loan, together with all accrued interest, shall immediately become due when the Participant is no longer employed by an Employing Company and is no longer a party in interest under Section 3(14) of ERISA. Notwithstanding the foregoing, an Employee who terminates employment with the Employer as a result of a transfer or sale of assets of the Employer to an entity that is not an Employer may roll over or make an elective transfer of his or her Plan loan(s), if any, to a plan qualified under Code Section 401(a) (the "Transferee Plan") sponsored by the entity to which such assets are transferred or sold, and the principal and accrued interest of such loan shall not be due upon such Employee's termination of employment with the Employer. The provisions of the preceding sentence are subject to the following conditions:


               (i) Such Employee is otherwise eligible to roll over his or her entire account balance to the Transferee Plan and elects to do so;

               (ii) Rollovers or elective transfers of Plan loans with respect to such particular transfer of assets are explicitly approved by the committee composed of the Company's chief legal officer, chief financial officer, and chief human resources officer;

               (iii) The Transferee Plan permits rollovers generally and plan loan rollovers or elective transfers particularly into such plan; and

               (iv) The loan that is rolled over or transferred will be subject under the Transferee Plan to the interest rate and repayment schedule determined as of the origin of such loan.

          (3) Notwithstanding any Plan provision to the contrary, loan repayments will be suspended under this Plan as permitted under
               Section 414(u)(4) of the Code pertaining to military service.

     (e)  Prepayment - The Participant shall be permitted to repay the loan in
          ----------
          whole prior to maturity, without penalty.

     (f)  Notes, Interest, Withholding and Processing Fees - The loan shall be
          ------------------------------------------------
          evidenced by a promissory note executed by the Participant and delivered to the Plan Administrator or its designee and shall bear interest at a reasonable rate determined by the Plan Administrator or its designee. Repayment of principal and payment of interest will be effected through payroll withholding, and the Participant shall execute any necessary documents to accomplish this as a condition to approval of the loan. The Participant will be responsible for a loan origination fee and an annual administration fee to be charged to the Participant's account.

     (g)  Security - The loan shall be secured by an assignment of the
          --------
          Participant's right, title and interest in and to his or her account in the Plan. No more than fifty percent (50%) of the value of the Participant's account balance (measured at the time the loan is made) may be used to secure a loan.

     (h)  Defaults - If a loan payment is not made by the end of the calendar
          --------
          quarter next following the calendar quarter in which the payment was scheduled to be made, the balance then due under the loan shall be deemed to have been distributed, and such amount shall be reported to the IRS as a distribution from the Plan. The Participant's account attributable to the amount distributed shall be reduced accordingly, provided, however, that any amount of the deemed distribution attributable to the Participant's Pre-tax Account shall not be reduced until such account would otherwise be distributable to the Participant under the terms of the Plan.

     (i)  Other Terms and Conditions.
          --------------------------

          (1) A Participant is permitted to have only two (2) outstanding loans at any time, as follows:

               a    One (1) long-term, principal residence loan (5-10 year pay-
               -    back); and


               b    One (1) short-term loan (1-5 year pay-back).
               -

               The total loan amount of both loans will be subject to the provisions of paragraph (a) above.

          (2)  Loans will be permitted for any reason except:

               a    For payments necessary to prevent the eviction of the
               -    employee from the Participant's principal residence or
                    foreclosure of the mortgage on that residence; or

               b    For purchase of a principal residence, if the loan would
               -    disqualify the Participant from obtaining other necessary
                    financing.

          (3) The Plan Administrator or its designee shall fix such other terms and conditions of the loan as it deems necessary to comply with legal requirements, to maintain the qualification of the Plan under Section 401(a) of the Code, to qualify as exempt from the prohibited transaction rules of the code or ERISA, or to prevent the treatment of the loan for tax purposes as a distribution to the Participant. The Plan Administrator or its designee, in its discretion for any reason, may fix other terms and conditions of the loan not inconsistent with the provisions of this Article.

     (j)  No Prohibited Transaction - No loan shall be made unless such loan is
          -------------------------
          exempt from the tax imposed on prohibited transactions by Section 4975 of the Code (or would be exempt from such tax if the Participant were a disqualified person as defined in Section 4975(e)(2) of the Code) by reason of Section 4975(d)(1) of the Code.

                                  ARTICLE VII
                                  -----------

                         DESIGNATION OF A BENEFICIARY
                         ----------------------------

     The Participant's entire interest in the Plan at his death, if any, shall be paid to such Participant's surviving spouse (if such spouse is then living) unless prior to the Participant's death, the spouse consents in a writing witnessed by a Plan representative or a notary public to permit the Participant to designate a person other than the spouse as the Participant's Beneficiary. This provision shall not apply where it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be permitted by the regulations. This provision shall also not apply unless the spouse and Participant have been married throughout the one year period ending on the date of the Participant's death. The Plan Administrator shall provide to each Participant within a reasonable time before such Participant is entitled to receive benefits, a written explanation of the Participant's spouse's right to waive the surviving spouse benefits described in this Article VII. The spouse's written, notarized or witnessed consent shall also be required each time the Participant changes a designation of Beneficiary that results in any portion of the Participant's Vested Interest being paid to a Beneficiary other than the Participant's spouse.

     Subject to the foregoing, each Employee becoming a Participant hereunder shall designate in writing, in such form and manner as shall be prescribed by the rules and regulations of the Plan Administrator, a Beneficiary or Beneficiaries of any interest under this Plan which may be payable with respect to such Participant in the event of his death before or after retirement, disability, termination of employment or payment of his interest under the Plan. Subject also to such rules and regulations as the Plan Administrator may promulgate, a Participant may from time to time change such designation of Beneficiary or Beneficiaries. In the event benefits become payable upon the death of a Participant and no Beneficiary has been properly designated as above provided, or if the designated Beneficiary or Beneficiaries shall have predeceased him/her, such benefits shall be payable in full to the Participant's surviving spouse and, if he/she has no surviving spouse, to his estate.

                                     VII-1

                                 ARTICLE VIII
                                 ------------

                                ADMINISTRATION
                                --------------

     8.1  Allocation of Responsibility Among Fiduciaries for Plan and Trust
          -----------------------------------------------------------------
Administration - The Fiduciaries shall have only those specific powers, duties,
--------------
responsibilities, and obligations as are specifically given or delegated to them under this Plan and Trust. The Employer, or the Company on behalf of the Employer, shall have the sole responsibility for making the contributions under the Plan as specified in Article Iv, and the Company shall have the sole authority to appoint and remove the Plan Administrator, any Trustee or Trustees, any investment manager which may be provided for under the Trust instrument, and to amend or terminate, in whole or in part, this Plan. The Plan Administrator shall have the sole and-exclusive discretionary authority and responsibility for the administration of the Plan, which responsibility and authority are specifically described in this Plan. Subject to the rights of Participants to direct the investment of their Participant Directed Amount, the directions of Participants under Sections 5.7 and 5.8 and the initial investment of the Employer's contributions in the Company Stock Fund, the Trustee shall have the sole responsibility for the administration of the Trust and the management of assets held under the Trust, except where an investment manager has been appointed, all as specifically provided in the Trust Agreement. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     8.2  Administration - The Plan shall be administered by the Plan
          --------------
Administrator, which may appoint or employ persons to assist in the administration of the Plan and may appoint or employ any other agents it deems advisable, including legal counsel, actuaries, auditors, bookkeepers and recordkeepers to serve at the Plan Administrator's direction. The Company shall have the authority to appoint an investment committee or committees to direct the Trustee as to the voting, tender or exchange of shares of Company Stock under Sections 5.7 and 5.8, and the acquisition or disposition of Company Stock or the borrowing of funds to acquire Company Stock. The Company shall make all decisions regarding the acquisition or disposition of Company Stock and the borrowing of funds to acquire Company Stock, but instructions by Participants as to the voting, tender or exchange of Company Stock allocated to Participant accounts shall only be communicated to the investment committee (if appointed), the transfer agent for the Company Stock, or the Trustee, and not to the Employer. All usual and reasonable expenses related to the operation and administration of the Plan, including the expenses of the Plan Administrator and the Trustee, shall be paid by the Plan from the Trust (whether directly or

                                    VIII-1
by reimbursement to the Company), except to the extent the Company decides to pay such expenses.

     8.3  Claims Procedure - The Plan Administrator, or a party designated by
          ----------------
the Plan Administrator, shall have the sole and exclusive discretionary authority to construe and interpret the Plan, including, but not limited to, the right to make all determinations as to the right of any person to a benefit under the Plan, and the amount of such benefit. The decision of the Plan Administrator for matters within its jurisdiction shall be final, binding and conclusive upon all Employers, Employees, Participants and Beneficiaries and every other person or party interested or concerned. If a request for a Plan benefit by a Participant or Beneficiary is wholly or partially denied, the Plan Administrator, or the designated party, will provide such claimant a comprehensible written notice setting forth:

     (a)  The specific reason or reasons for such denial;

     (b) Specific reference to pertinent Plan provisions on which the denial is based;

     (c) A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary;

     (d) A description of the Plan's claim review procedure. The review procedure is available upon written request by the claimant to the Plan Administrator, or the designated party, within sixty (60) days after receipt by the claimant of written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Plan Administrator, or the designated party. The decision on review will be made within sixty
          (60) days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional sixty (60) days, and shall be in writing and drafted in a manner calculated to be understood by the claimant, and include specific reasons for the decision with references to the specific Plan provisions on which the decision is based.

     8.4  Records and Reports - The Plan Administrator shall exercise such
          -------------------
authority and responsibility as it deems appropriate in order to comply with ERISA and government regulations issued thereunder relating to records of Participants' service and benefits; notifications to Participants; reports to, or registration with, the Internal Revenue Service; reports to the Department of Labor; and such other documents and reports as may be required by ERISA.

     8.5  Other Administrative Powers and Duties - The Plan Administrator shall
          --------------------------------------
have such powers and duties as may be necessary to discharge its functions hereunder, including:

                                    VIII-2

     (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any distributions hereunder, which discretionary authority shall vest exclusively in the Plan Administrator;

     (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for distributions;

     (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan, which shall include providing Participants not less frequently than annually with periodic statements of their accounts;

     (d) to receive from Employees and agents and from Participants such information as shall be necessary for the proper administration of the Plan;

     (e) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust from the Trustee;

     (f) to appoint or employ individuals or other parties to assist in the administration of the Plan and any other agents it deems advisable, including accountants, legal counsel, bookkeepers and recordkeepers; and

     (g) to designate or employ persons to carry out any of the Plan Administrator's fiduciary duties or responsibilities under the Plan.

     8.6  Rules and Decisions - The Plan Administrator may adopt such rules and
          -------------------
procedures as it deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the legal counsel of the Plan Administrator, or the Trustee.

     8.7  Procedures - The Plan Administrator shall keep all necessary records
          ----------
and forward all necessary communications to the Trustee. The Plan Administrator may adopt such regulations as it deems desirable for the administration of the Plan.

     8.8  Authorization of Benefit Distributions - The Plan Administrator or its
          --------------------------------------
agent shall issue directions to the Trustee concerning all distributions which are to be made from the Trust pursuant to the provisions of the Plan, and, if requested, shall warrant that all such directions are in accordance with this Plan.

                                    VIII-3

     8.9  Application and Forms for Distributions - The Plan Administrator may
          ---------------------------------------
require a Participant to complete and file with the Plan Administrator an application for a distribution, and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including the Participant's current mailing address.

     8.10 Indemnity - The Company hereby agrees to indemnify and hold harmless
          ---------
the investment committee (if appointed) and the Plan Administrator, and their directors, officers, employees or agents from and against any and all liabilities, costs, expenses, fees or claims (including, without limitation, attorneys' fees) they may incur by reason of their actions or failure to act under the Plan, provided, however, that this indemnity shall not extend to any liabilities, costs, expenses, fees or claims arising from the committee member's or Plan Administrator's willful misconduct or gross negligence.

     8.11 Discharge of Duties - The Plan Administrator, the Trustee and any
          -------------------
Investment Manager (and any other party who may at any time be serving as a Fiduciary with respect to the Plan, including members of the investment committee, if appointed) shall discharge their duties solely in the interest of the Participants, for the exclusive purpose of providing benefits to the Employees as herein described and defraying reasonable expenses of administration, in accordance with the Plan and consistent with the fiduciary responsibility provisions of ERISA Title I, and with the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

     8.12 Prohibited Transactions - Notwithstanding anything herein to the
          -----------------------
contrary, neither the Trustee, nor any other party at any time serving as a Fiduciary with respect to the Plan, shall cause the Plan to engage in any "prohibited transactions" as same are defined and applicable to this Plan under ERISA Section 406, subject to any available and applicable exception contained in or allowed by ERISA, and in complying with such limitations, neither the Trustee nor any other Fiduciary shall engage in any transactions which it knows or should know constitutes a direct or indirect:

     (a) sale or exchange, or leasing, of any property between the Trust Fund and a "party of interest" or a "disqualified person" (such terms as used in this Plan shall have the meanings which they have under ERISA);

     (b) lending of money or other extension of credit between the Trust Fund and a party in interest or a disqualified person;

     (c) furnishing of goods, services, or facilities between the Trust Fund and a party in interest or a disqualified person;

                                    VIII-4

     (d) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any assets of the Trust Fund; or

     (e) acquisition, on behalf of the Trust Fund, of any Employer security or Employer real property which would constitute a violation by this Plan of Section 407 of ERISA, unless such transaction is permissible under ERISA.

     Neither the Trustee nor any other Fiduciary shall deal with the assets of the Trust Fund in its own interest or for its own account or act in any transaction involving the Trust Fund on behalf of a party (or represent a party) whose interests are adverse to the interests of the Trust Fund or the interests of its Participants or Beneficiaries. No Fiduciary shall receive any consideration for its own personal account from any party dealing with the Trust Fund in connection with a transaction involving the assets of the Trust Fund.

                                    VIII-5

                                  ARTICLE IX
                                  ----------

                             AMENDMENT OF THE PLAN
                             ---------------------

     The Company shall have the right at any time by instrument in writing, duly executed and acknowledge and delivered to the Trustee, to modify, alter or amend the Plan in whole or in part, provided, however, that any benefits which have actually accrued and become payable hereunder shall not be affected thereby. No amendment shall be made which shall cause or authorize any part of the Trust Fund to revert or be refunded to the Employer or to be used for or diverted to purposes other than the exclusive and sole benefit of the Participants or their Beneficiaries (other than such part as is required to pay taxes and expenses of administration). No amendment shall be made to the Plan which shall eliminate or reduce an early retirement benefit or eliminate an optional form of benefit provided under the Plan, except as permitted by law. The Company shall have the limited right to amend the Plan at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing and applicable laws and regulations so as to permit the full deduction for tax purposes of the Employer contributions made hereunder, and if and to the extent necessary to accomplish such purpose may be such amendment decrease or otherwise affect the rights of Participants to benefits which have actually accrue and become payable hereunder, notwithstanding any provision herein to the contrary. Any amendment shall be adopted by the Board at a regularly or specially scheduled Board meeting or by unanimous consent without a Board meeting; provided, however, that any amendment that does not involve a material change in the nature of the Plan or a material increase in expenditures by an Employer may be adopted in writing, without approval of the Board, by a committee composed of the Company's chief legal officer, chief financial officer, and chief human resources officer. A participating Employer other than the Company shall not have the right to amend the Plan.

                                   ARTICLE X
                                   ---------

                            TERMINATION OF THE PLAN
                            -----------------------

     The Plan herein provided for has been established by the Company with the bona fide intention that it shall be continued in operation indefinitely. However, the Company reserves the right at any time to terminate or partially terminate the Plan.

     Should the Company decide to terminate or partially terminate the Plan, the accounts of all Participants affected by such termination or partial termination shall be fully vested and nonforfeitable. The Trustee shall be notified of such termination or partial termination in writing and shall proceed at the direction of the Plan Administrator to use the assets of the Trust Fund, as follows:

     First, to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in the termination or partial termination of the Plan.

     Second, to pay to Participants in the Plan who are active Employees affected by such termination or partial termination, the amount of their interest in the Trust Fund, to the extent permissible under the restrictions on distributions set forth in Article VI. If under the restrictions set forth in Article VI some Participants may not receive distributions of their interest at such time, the Plan Administrator may direct the Trustee to segregate each such Participant's interest in a savings account, certificate of deposit, or other suitable investment for distribution at the appropriate future time.

     Notwithstanding the foregoing, the Trustee shall not be required to make any distribution from the Trust in the event the Plan is terminated or partially terminated until such time as the Internal Revenue Service shall have determined in writing that such termination or partial termination will not adversely affect the prior qualification of the Plan.

                                  ARTICLE XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     11.1 Participants' Rights; Acquittance - Except to the extent required or
          ---------------------------------
provided for by mandatorily imposed law as in effect and applicable hereto from time to time, neither the establishment of the Trust hereby created and governed by the Trust Agreement, nor any modification thereof, nor the creation of any fund or account, nor the payment of any distributions, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof, or the Trustee or the Plan Administrator except as herein provided; nor shall any Participant have any legal right, title or interest in this Trust or any of its assets, except in the event and to the extent that amounts may actually be distributable to him/her hereunder, and the same limitations shall be applicable with respect to distributions upon death which may be payable to the Beneficiaries of a Participant. Under no circumstances shall the terms of Employment of any Participant be modified or in any way affected hereby. This Plan and Trust shall not constitute a contract of Employment nor afford any individual any right to be retained in the employ of the Employer.

     11.2 Spendthrift Clause - To the extent permitted by law, Participants are
          ------------------
prohibited from anticipating, encumbering, alienating or assigning any of their rights, claims or interest in this Trust or in any of the assets thereof, and no undertaking or attempt to do so shall in any way bind the Plan Administrator or the Trustee or be of any force or effect whatsoever. Furthermore, to the extent permitted by law, no such rights, claims or interest of a Participant in this Trust or in any of the assets thereof shall in any way be subject to such Participant's debts, contracts or engagements, nor to attachment, garnishment, levy or other legal or equitable process, provided, however, anything to the
                                          --------  -------
contrary herein notwithstanding, to the extent permissible under applicable law, a Participant's interest hereunder is subject to all bona fide and existing debts owed by such Participant to the Plan and Trust, if any, and upon such Participant or the Beneficiary of such Participant becoming entitled to receive a distribution hereunder, the Trustee, if it shall prior to disbursement have received certified notice or confirmation from the Plan Administrator in such form as it may reasonably require of the fact and amount of such indebtedness, shall pay first from the distribution so payable the amount of such indebtedness to the Plan and Trust with the remainder, if any, being payable as otherwise provided herein.

     The foregoing provision against the assignment of a Participant's right in the Plan shall not apply in the case of a qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of
Section 414(p) of the Code. Notwithstanding a participant's failure to have attained his earliest retirement age, as defined under Code Section 414(p)(4), the amount paid to the alternate payee may be paid as soon as Administratively practicable if the qualified domestic relations order so provides.

     In any action or proceeding involving the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Company, the Plan Administrator and the Trustee shall be the only necessary parties and no Employees or former Employees of the Company or their Beneficiaries or any other person having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice or service of process.

     Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Plan Administrator and the Trustee and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

     Notwithstanding any Plan provision to the contrary, a Participant's Plan benefits may be reduced if a court order or requirement to pay arises from a judgment of conviction of the Participant for a crime involving the Plan; a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach or an alleged breach of fiduciary duty by a Participant under ERISA; or a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person.

     11.3 Participation of Adopting Employer and Its Employees - With the
          ----------------------------------------------------
written consent of the Company, an adopting Employer may become a party to this agreement pursuant to authorization by its Board of Directors. In the event an adopting Employer does so become a party, it shall contribute to the Plan, and its Employees shall be entitled to benefits thereunder, in accordance with its terms, subject to the following special provisions:

     (a) In computing the Service of a person who is in the employ of more than one of the adopting Employers at the same time, the period of Service of such person with any of the adopting Employers shall be counted, and a transfer of an Employee from the Employment of one adopting Employer to the Employment of another shall not interrupt his Service, nor shall such a transfer constitute a termination of Employment under the terms of this Plan.

     (b) The contribution of each adopting Employer shall be allocated among its Employees separately from the contributions of the others in accordance with the provisions of Section 4.3. Except as otherwise permitted by law, the Forfeiture of a Participant shall be allocated only among the Participants who are Employees of the adopting Employer with which the forfeiting Participant was employed. Participants who are Employees of one or more adopting Employers may have separate accounts with respect to their participation as an Employee of each such adopting Employer.

     (c) In the event of a transfer of any Participant from the Employment of one adopting Employer to the Employment of another, his account shall be considered and treated thereafter as the account of a Participant who is an Employee of the adopting Employer to which he/she is transferred, except, if such Participant thereafter forfeits all or a part of his interest under any of the provisions of the Plan, the Plan Administrator may, on the next following Annual Valuation Date, divide such Forfeiture for the purpose of allocation in an equitable manner, considering all the circumstances, between the two adopting Employers. In the event of such a transfer, the Participant transferred shall share in the next annual contribution of each of such adopting Employers on a pro rata basis, based upon the amount of wages or salary earned with each such Employer during its fiscal year in which the transfer takes place.

     11.4 Successor to the Company - In the event of the dissolution, merger,
          ------------------------
consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Company under the Plan.

     11.5 Transfer of Plan Assets - In the event of any merger or consolidation
          -----------------------
of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund, held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

     (a) Each Participant would, if either this Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated;

     (b) Resolutions of the Board of Directors of the Employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participant's inclusion in the new employer's plan; and

     (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

     11.6 Delegation of Authority by the Company - Whenever the Company under
          --------------------------------------
the terms of this Agreement is permitted or required to do or perform any act or matter or thing it shall be done and performed by any officer or individual thereunto duly authorized by the Board.

     11.7 Construction of Agreement - This Plan shall be construed according to
          -------------------------
the laws of the State of Georgia, and all provisions hereof shall be administered according to, and its validity and enforceability shall be determined under the laws of such state, except where pre-empted by ERISA.

     11.8 Headings - The headings of Sections and Subsections are for ease of
          --------
reference only and shall not be construed to limit or modify the detailed provisions hereof.

                                  ARTICLE XII
                                  -----------

                           TOP-HEAVY PLAN PROVISIONS
                           -------------------------

     12.1 Application - In the event that the Plan is determined to be a Top-
          -----------
Heavy Plan as hereinafter defined, this Article XII shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.

     12.2 Definitions -
          -----------

     (a)  Annual Compensation - Compensation as defined in Section 414(q)(7) of
          -------------------
          the Code.

     (b)  Key Employee - During any year that the Plan is a Top-Heavy Plan, a
          ------------
          Participant who is a Key Employee within the meaning of Section 416 of the Code, including any Employee, former Employee or Beneficiary of an Employee or former Employee who at any time during the plan Year or any of the four (4) preceding Plan Years, is or was:

          (1) an officer of the Employer whose Annual Compensation is greater than fifty percent (50%) of the dollar limitation in effect, in
               Section 415(b)(1)(A) of the Code for any Plan Year, provided that Employees described in Section 414(q)(8) of the Code shall be excluded;

          (2) One (1) of the ten (10) Employees having Annual Compensation of more than the dollar limitation in Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) one of the largest interests in the Employer, which interest is at least one-half percent ( 1/2%);

          (3)  a five percent (5%) owner of the Employer; or

          (4) a one percent (1%) owner of the Employer having Annual Compensation from the Employer of more than $150,000.

     Ownership shall be determined according to Section 416(i)(1)(B) of the Code. For purposes of (i) above, no more than 50 Employees (or, if less, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers. For purposes of (ii) above, if two Employees have the same ownership interest, the Employee with the higher Annual Compensation shall be treated as having the larger interest. An Employee or former Employee who is not a Key Employee shall be a "non-key Employee."

                                     XII-1

     (c)  Minimum Contribution - For a Plan Year, the lesser of three percent
          --------------------
          (3%) of a Participant's compensation (within the meaning of Section 415 of the Code) or a percentage of a Participant's compensation equal to the percentage at which contributions are made (or required to be made) under the Plan and all other plans required to be aggregated under Section 416(g)(2) of the Code, (i.e., each plan maintained by the Employer in which a Key Employee is a Participant and all other plans maintained by the Employer which enable the plans in which a Key Employee is a Participant to meet the requirements of Section 401(a)(4) and Section 410) for the Key Employee for whom such percentage is highest. The percentage of a Key Employee's compensation at which contributions are made shall be determined by dividing the contributions for each such employee by so much of his compensation for the Plan Year (including Pay Transfers) as does not exceed $200,000, or the Annual Compensation Limit then in effect under
          Section 415(c)(3) of the Code.

     (d)  Top-Heavy Plan - For any Plan Year beginning after December 31, 1983,
          --------------
          a plan that is required in such year to satisfy the requirements of
          Section 416 of the Code because the aggregate of the accounts of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Participants in the Plan, such determination to be made in accordance with the procedures described in Section 416(g) of the Code and the regulations thereunder as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year) (the "Determination Date"), and shall not include distributions made in the last five years. The Account balance of any Participant who has not performed any services for the Employer in the last five years shall not be taken into account. For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of Sections 401(a)(4) and 410 of the Code, and all other plans maintained by the Employer in which a Key Employee is a Participant (the "Required Aggregation Group"). In addition, the Plan may also be aggregated with any other plans maintained by the Employer (the "Permissive Aggregation Group") 80 long as such aggregation would not prevent the aggregated group from satisfying the requirements of Code Sections 401(a)(4) and 410.

     12.3 Allocation of Minimum Contribution - For any year in which the Plan is
          ----------------------------------
a Top-Heavy Plan, the Minimum Contribution as defined in Section 12.2(c) hereof shall be made to the account of each Participant who is a non-Key Employee, unless the Minimum Contribution for the Participant is made under another defined contribution plan maintained by the Employer, or the Participant accrues a minimum benefit under a defined benefit plan maintained by the Employer in accordance with the requirements of Section 416 of the Code. Such Minimum Contribution shall be made to the Employer Contribution Account of each

                                     XII-2
non-Key Employee Participant who has not separated from Service on the last day of such Plan Year without regard to such Participant's Hours of Service during such Plan Year, and without regard to such Participant's compensation for such Plan Year. The Employer shall determine under which plan a Participant shall receive the Minimum Contribution (or accrue a minimum benefit) if the Employee is a Participant in more than one plan maintained by the Employer. Such Minimum Contribution shall be made without consideration of the Employer's contributions under Section 3111 of the Code.

     12.4 Vesting - If for any Plan Year or Years the Plan is a Top-Heavy Plan,
          -------
the schedule in Section 6.5 shall be replaced with the following vesting schedule in accordance with Section 416(b) of the Code:

     Years of Service    Vested Percentage   Forfeited Percentage
     ------------------  ------------------  ---------------------
     Less than 2                    0%                   100%
     2                             20%                    80%
     3                             40%                    60%
     4                             60%                    40%
     5                             80%                    20%
     6 or more                    100%                     0%

     If the Plan ceases to be a Top-Heavy Plan, the vesting schedule in this
Section 12.4 shall revert to the schedule contained in Section 6.5, provided
                                                                    --------
that any portion of the accrued benefit that was nonforfeitable before the Plan
----
ceases to be a Top Heavy Plan shall remain nonforfeitable, and further provided
                                                               ------- --------
that any Participant who has three (3) or more Years of Service at the time the Plan ceases to be a Top-Heavy Plan shall have the right to elect during the Election Period (as hereinafter defined) to continue to have his Vested Interest determined in accordance with the vesting schedule contained in this Section 12.4.

     For the purposes of this Section 12.4, Years of Service shall include Service prior to the Effective Date, and shall include Service during the Election Period. The Election Period shall be the period during which such Participants may make such vesting schedule election and shall begin on the date of the adoption of the amendment which changes the vesting schedule and shall end on the later of:

     (a) The date which is sixty (60) days after the adoption of the amendment which changes the vesting schedule;

     (b) The date which is sixty (60) days after the effective date of the amendment which changes the vesting schedule; or

     (c) The date which is sixty (60) days after the date such Participant is notified in writing of the Amendment which changes the vesting schedule.

                                     XII-3

                                 ARTICLE XIII
                                 ------------

                       CHANGE IN CONTROL OF THE COMPANY
                       --------------------------------

     13.1 Termination or Amendment - Notwithstanding any provision contained in
          ------------------------
the Plan to the contrary, for a period of two (2) years following a Change in Control (as defined in Section 13.9), the Plan may not be terminated or amended in any way which would adversely affect the computation or amount of, or entitlement to, benefits hereunder, including, but not limited to, any (i) reduction in the right to make Pay Transfers pursuant to Section 4.1 of the Plan by any individual who was an Employee on the date immediately prior to a Change in Control, (ii) reduction in the level of matching contributions pursuant to Sections 4-3(a) or (c) of the Plan with respect to such individuals, (iii) any change in the distribution or withdrawal provisions or (iv) any change in the method of allocation of discretionary contributions under the Profit Sharing Portion or ESOP Portion; provided, however, that the Plan may be amended to the
                         --------  -------
extent necessary to preserve its qualification under the Code. Any amendment or termination of the Plan that (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void, and shall have no effect whatsoever.

     13.2 Transfer of Accounts Merger or Consolidation - Notwithstanding any
          --------------------------------------------
provision contained in the Plan to the contrary, upon the transfer of the individual accounts of Participants who are Employees on the date immediately prior to a Change in Control to any other trust of the Company, Employers or any other entity or employer, or upon a partial termination of the Plan, in each case, within the two (2) year period following a Change in Control (each, a "Triggering Event"), all Participants whose accounts are being transferred shall be fully one hundred percent (100%) vested in their Profit Sharing Discretionary Accounts and ESOP Discretionary Accounts.

     13.3 Discretionary Employer Contributions - For each of the two (2) Plan
          ------------------------------------
Years ending after a Change in Control, the Company, an Employer or any successor thereto shall make contributions to the ESOP Discretionary Accounts and Profit Sharing Discretionary Accounts of the Participants in an amount not less, as a percentage of Annual Compensation of Participants, than the contributions made to the ESOP Discretionary Accounts and Profit Sharing Discretionary Accounts of the Participants for the Plan Year ending immediately prior to the Change in Control.

     13.4 Termination of Employment - Notwithstanding any provision contained in
          -------------------------
the Plan to the contrary, if the employment of any Participant who was an Employee on the date immediately prior to a Change in Control is terminated by the Company or an Employer for any reason (other than for cause) within two (2) years following the Change in Control, such Participant shall be fully one hundred percent (100%) vested in his Profit Sharing Discretionary Account and ESOP Discretionary Account as of the date of termination of his employment.

                                    XIII-1

     13.5 Article XIII Amendment - Notwithstanding any provision contained in
          ----------------------
the Plan to the contrary, no provision of this Article XIII may be amended at any time within the two (2) year period following a Change in Control unless such amendment has been previously consented to in writing by at least seventy-five percent (75%) of the Participants who are Employees on the effective date of any such amendment.

     13.6 Successors - Notwithstanding any provision contained in the Plan to
          ----------
the contrary, the provisions of this Article XIII shall be binding upon the Company, Employers, and each of their respective successors.

     13.7 Severability - Notwithstanding any provision contained in the Plan to
          ------------
the contrary, the provisions of this Article XIII shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the invalidity or enforceability of the other provisions hereof.

     13.8 Contrary Provisions - The provisions of this Article XIII shall govern
          -------------------
notwithstanding anything contained in the Plan to the contrary.

     13.9 Change in Control - For purposes of this Plan, a "Change in Control"
          -----------------
shall mean any of the following events:

     (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this
                                --------  -------
          Section 13.9(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

     (b) The individuals who are members of the Incumbent Board (as defined below), cease for any reason to constitute at least two-thirds of the Board. The "Incumbent Board" shall include the individuals who as of August 20, 1990 are members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, provided, however, that any individual who is not a member of
                 --------  -------
          the Incumbent Board at the time he/she or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two (2) full years as a member of the Board, provided, further,
                                                          --------  -------
          however, that notwithstanding the foregoing, no individual shall be
          -------
          considered a member of the

                                    XIII-2

          Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

     (c) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided
                                                                        --------
that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control who effectuates a Change in Control or
(2) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control

                                    XIII-3
in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.

     13.10 Termination for Cause - For purposes of this Plan, a termination for
           ---------------------
"Cause" is a termination of a Participant's employment by reason of his (i) having been convicted of a felony, or (ii) having engaged in conduct which constitutes (A) willful neglect in carrying out his duties to the Company or (B) willful misconduct, in either case, which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on the Participant's part, shall be considered "willful" unless the Participant has acted, or failed to act, with an absence of good faith and without a reasonable belief that action or failure to act was in the best interest of the Company.

                                    XIII-4

                                  ARTICLE XIV
                                  -----------

                                   SIGNATURE
                                   ---------

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers and its corporate seal to be hereunto affixed.

                                  COMPANY:

(CORPORATE SEAL)                  SCIENTIFIC-ATLANTA, INC.

ATTEST:
                                  By: /s/ Brian C. Koenig
                                      -------------------
By: /s/ William E. Eason, Jr
    -------------------------
                                  Title: Senior Vice President - Human Resources
                                         ---------------------------------------
Title: Corporate Secretary
       --------------------

                                     XIV-1